Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-147238

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	1,205,762(2)	$27.54	$33,200,656.67	(4)

(1)	Including an indeterminate number of shares which may be issued by the registrant with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.
(2)	This prospectus supplement relates to 1,205,762 unsold shares of common stock of BRE Properties, Inc. issuable under the registrant’s Direct Stock Purchase and Dividend Reinvestment Plan that were previously registered by the registrant under Registration Statement No. 333-09945 filed with the Commission on August 9, 1996 (the “Prior Registration Statement”). Such unsold shares are being registered hereunder pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended.
(3)	This estimate is made pursuant to Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee, and is based on a price of $27.54, which represents the average of the high and low prices per share of the registrant’s common stock as reported on the New York Stock Exchange on November 26, 2008.
(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $10,991.46 previously paid in connection with the unsold shares under the Prior Registration Statement will continue to be applied to such unsold shares being offered pursuant to this prospectus supplement, and no additional filing fee in respect of such unsold shares is due hereunder. In accordance with Rule 415(a)(6) under the Securities Act, the Prior Registration Statement will be deemed terminated effective upon filing this prospectus supplement.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 8, 2007)

BRE PROPERTIES, INC.

DIRECT STOCK PURCHASE AND

DIVIDEND REINVESTMENT PLAN

1,205,762 Shares of Common Stock

We are offering existing holders of shares of our common stock and new investors the opportunity to participate in the BRE Direct Stock Purchase and Dividend Reinvestment Plan, or the Plan. The Plan provides a simple and cost-effective method to invest cash or dividends in shares of our common stock, par value $.01 per share. Under the Plan,

•	Persons who are not shareholders may enroll by making an initial investment of at least $500.

•

Each shareholder may purchase additional shares of our common stock by authorizing that all or a portion of the cash dividends on their shares of common stock be automatically reinvested, or by making additional cash investments of not less than $100 per payment or more than $10,000 per month. (In certain circumstances described in this prospectus supplement, we may permit additional cash investments in excess of $10,000 per month.)

•

Participants will not incur trading fees or service charges for purchases of shares of our common stock, except to the extent required to comply with certain tax rules applicable to REITs (see question 12 for more information).

•

All purchases will be made by The Bank of New York Mellon, the Plan Administrator, at 100% of the then-current market price per share of our common stock, calculated as described in this prospectus supplement, either in the open market or from us.

Interested investors may join the Plan by enrolling online through Investor ServiceDirect or by returning a completed Enrollment Form to the Plan Administrator. Participants may terminate their participation at any time. Shareholders who do not wish to participate in the Plan need take no action and will continue to receive their cash dividends, if, as, and when declared, as usual. It is suggested that this prospectus supplement and the accompanying prospectus be retained for future reference.

Our common stock is listed on the New York Stock Exchange under the symbol “BRE”.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

You should consider carefully the risk factors on page S-2 of this prospectus supplement and on page 1 of the accompanying prospectus for a discussion of material risks in connection with the purchase of the securities described herein.

The date of this prospectus supplement is November 28, 2008

Prospectus Supplement

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus supplement or the accompanying prospectus in connection with the offering covered by this prospectus supplement. If given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell, or a solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any offer or sale hereunder will under any circumstances create an implication that there has not been any change in the facts set forth in this prospectus supplement or the accompanying prospectus or in our affairs since the date hereof.

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CERTAIN SIGNIFICANT FEATURES OF THE PLAN

Some of the significant features of the BRE Direct Stock Purchase and Dividend Reinvestment Plan, which we refer to as the Plan, are as follows:

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Initial Stock Purchases are simple and convenient. If you are not currently a shareholder of BRE, the Plan provides a convenient way for you to make an initial purchase of shares of our common stock for a minimum investment of $500. Simply read this prospectus supplement, complete the enclosed Enrollment Form, and return it to the Plan Administrator along with a check. Alternatively, you may make your initial payment online through Investor ServiceDirect® (see question 17 on how to access Investor ServiceDirect).

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You may make additional common stock purchases with cash or reinvested dividends. As a Plan participant, you may automatically reinvest all or a portion of your dividends each quarter in new shares of our common stock. And, regardless of whether you choose to reinvest dividends, you can make additional cash investments in shares of our common stock from a minimum of $100 per payment up to $10,000 each month. Additional cash investments may be made on an occasional basis by sending a check to the Plan Administrator along with the tear-off portion of your account statement, or on a regular basis by authorizing automated withdrawals from your account at a U.S. financial institution. (Additional cash investments in excess of $10,000 per month may be permitted in some circumstances.) Alternatively, you may sign up for automatic monthly investments, make individual automatic deductions at any time or change your investment amount by accessing your account online through Investor ServiceDirect (see question 17 on how to access Investor ServiceDirect). In general, we bear the cost of trading fees and service charges for purchases of shares of common stock under the Plan, but a portion of the trading fees or service charges may be allocated to participants in order to comply with certain tax rules applicable to REITs (see question 12 for more information). If you sell shares of common stock held in the Plan, you will be charged nominal fees (see question 27 for more information).

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We handle all the paperwork. Shares of our common stock purchased for you through the Plan will be held in an account in your name. The Plan Administrator will send you regular account statements and provide safekeeping for all shares of common stock purchased under the Plan, protecting you against loss, theft or destruction of common stock certificates. If you should want a common stock certificate sent to you, we’ll do so promptly at no cost.

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Participation in the Plan is simple. This prospectus supplement provides a detailed description of the Plan and all of your participation options. After reviewing it, you can enroll online through Investor ServiceDirect or just complete the Enrollment Form and return it in the envelope we’ve provided. (If your shares of our common stock are currently registered in a name other than your own, such as in the name of your broker or bank nominee, you should consult directly with the entity holding your shares to determine how to enroll in the Plan. If the entity holding your shares does not provide for participation in the Plan, you may request to have some or all of those shares registered in your own name in order to participate directly.)

•	Our principal executive offices are located at 525 Market Street, 4th Floor, San Francisco, California 94105 and the telephone number is (415) 445-6530.

FOR A COMPLETE DESCRIPTION OF THE PLAN,

PLEASE REVIEW THIS PROSPECTUS SUPPLEMENT IN ITS ENTIRETY.

RISK FACTORS

In addition to the specific risk factor set forth below and the other information in this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, as the same may be updated from time to time by our future filings with the SEC. For more information, see the section entitled “Incorporation by Reference” in this prospectus supplement.

Risks Related to this Offering

The price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly in response to many factors, including:

•	actual or anticipated changes in operating results or business prospects;

•	changes in financial estimates by securities analysts;

•	an inability to meet or exceed securities analysts’ estimates or expectations;

•	conditions or trends in our industry or sector;

•	the performance of other multi-family housing REITs and related market valuations;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

•	hedging or arbitrage trading activity in our common stock;

•	changes in interest rates;

•	capital commitments;

•	additions or departures of key personnel; and

•	future sales of our common stock or securities convertible into, or exchangeable or exercisable for, our common stock.

Plan participants who receive shares of our common stock will also be subject to the risk of volatile and depressed market prices of our common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock under the Plan and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the common stock we are offering here. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Available Information.”

FORWARD-LOOKING STATEMENTS

In addition to historical information, we have made forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those pertaining to anticipated closings of transactions and uses of proceeds and our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events and there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized.

The factors that could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements include those set forth in the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus and from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. You are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis only. We assume no obligation to update forward-looking statements.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You can read and copy these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the SEC at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). Our filings with the SEC and other information about us may also be obtained from our website at www.breproperties.com, although the information on our website does not constitute a part of this prospectus supplement or the accompanying prospectus, and we are not incorporating such information into this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities we may offer under this prospectus supplement and the accompanying prospectus. As permitted by the SEC’s rules, this prospectus supplement and the accompanying prospectus omit some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus supplement and the accompanying prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus supplement and the accompanying prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus supplement, the accompanying prospectus or information we later file with the SEC. We incorporate by reference the documents set forth below that we have previously filed with the SEC:

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Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2008 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2008;

•	Item 8.01 of the first Current Report on Form 8-K filed with the SEC on February 6, 2008;

•	The entirety of the second Current Report on Form 8-K filed with the SEC on February 6, 2008;

•	Current Report on Form 8-K filed with the SEC on February 26, 2008;

•	Current Report on Form 8-K filed with the SEC on April 25, 2008;

•	Item 8.01 of the Current Report on Form 8-K filed with the SEC on April 30, 2008;

•	Current Report on Form 8-K filed with the SEC on May 15, 2008;

•	Current Report on Form 8-K filed with the SEC on June 4, 2008;

•	Current Report on Form 8-K filed with the SEC on July 29, 2008;

•	Item 8.01 of the Current Report on Form 8-K filed with the SEC on July 30, 2008;

•	Current Report on Form 8-K filed with the SEC on August 13, 2008;

•	Current Report on Form 8-K filed with the SEC on October 29, 2008;

•	Items 5.04 and 8.01 of the Current Report on Form 8-K filed with the SEC on November 5, 2008;

•	Current Report on Form 8-K filed with the SEC on November 14, 2008; and

•	The description of our common stock contained in our Registration Statement on Form 8-B (File No. 001-14306), filed with the SEC on March 7, 1996.

We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus supplement. Information included or incorporated by reference in this prospectus supplement will be deemed automatically updated and superseded if information contained in any document we subsequently file with the SEC prior to the termination of this offering modifies or replaces the information included or incorporated by reference in this prospectus supplement.

Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of the information that we have incorporated by reference but not delivered with this prospectus supplement and the accompanying prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to BRE Properties, Inc., Attention: Investor Relations, 525 Market Street, 4th Floor, San Francisco, California 94105-2712 (telephone (415) 445-6550).

THE COMPANY

We are a self-administered equity real estate investment trust, or “REIT,” focused on the acquisition, development and management of multifamily apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. At September 30, 2008, we directly owned and operated 75 apartment communities totaling 22,126 units in California, Arizona and Washington. We currently have seven other properties in various stages of development and construction, totaling 2,077 units, and joint venture interests in 13 additional apartment communities, totaling 4,080 units.

We have been a publicly traded company and have paid uninterrupted quarterly dividends to our shareholders since our founding in 1970. Our principal executive offices are located at 525 Market Street, 4th Floor, San Francisco, California 94105 and the telephone number is (415) 445-6530.

DESCRIPTION OF THE PLAN

The provisions of the Plan are set forth below in question and answer format.

Plan Purpose

1.	What is the purpose of the Plan?

The Plan was created to provide investors with a simple and convenient method of investing in shares of our common stock. In addition, the Plan provides a low-cost method of generating capital for us through the sale of original issue shares to Plan participants.

Advantages

2.	What are the advantages of the Plan?

Trading fees and service charges are not paid by participants in connection with purchases under the Plan except to the extent required to comply with certain tax rules applicable to REITs (see question 12 for more information).

The Plan permits investment in fractions of shares as well as whole shares, providing the full ability to invest the total amount of any dividends or additional investments.

The Plan Administrator provides regular account statements and safekeeping for all Plan shares, simplifying record keeping and protecting participants against loss, theft or destruction of certificates.

Enrollment

3.	How does an investor enroll in the Plan?

After being furnished with a copy of this prospectus supplement and the accompanying prospectus, investors may join the Plan by completing and signing the Enrollment Form and returning it to the Plan Administrator. Alternatively, investors may enroll online through Investor ServiceDirect (please see question 17 on how to access Investor ServiceDirect).

If you already own shares of our common stock that are registered in your name, you may participate immediately. You may participate by choosing to reinvest all or part of your quarterly dividend, or by making an additional investment. Shareholders of record who elect to reinvest all or part of their dividend, will have access to their account online over the Internet and will receive quarterly account statements.

If your shares are currently registered in a name other than your own, such as in the name of your broker or bank nominee, you should consult directly with the entity holding your shares to determine how to enroll in the Plan. If the entity holding your shares does not provide for participation in the Plan, you may request to have some or all of your shares registered in your own name in order to participate directly.

If you do not currently own any shares, you can participate by making an initial investment through the Plan. Please see question 4 for details regarding an initial investment.

4.	How do I make an initial investment?

You can make an initial cash investment in the Plan for as little as $500 but not more than $10,000. Your initial investment can be made:

Via online enrollment by:

•	Authorizing a minimum of five monthly automatic deductions of at least $100 from your bank account; or

•	Opening your account online and sending your initial investment of $500 or more.

Using the Enrollment Form and:

•	Making one payment (minimum of $500) by check payable to BRE Properties/BNY Mellon; or

•	Authorizing a minimum of five monthly automatic deductions of at least $100 from your bank account.

5.	How do I make additional investments?

If you already own shares and are enrolled in the Plan and want to make additional investments, you can authorize individual automatic deductions from your bank account through Investor ServiceDirect or send a check to the Plan Administrator for each purchase. If you choose to submit a check, please make sure to include the contribution form from your Plan statement and mail it to the address specified on the statement. Or, if you wish to make regular monthly investments, you may authorize automatic monthly deductions from your bank account. This feature enables you to make ongoing investments in an amount that is comfortable for you, without having to write a check. For automatic monthly investments, the amounts you have authorized will be withdrawn from your bank account on the 23rd day of each month, or the next succeeding business day if the 23rd falls on a weekend or holiday. The funds will be credited to your account and invested within five business days of receipt by the Plan Administrator.

Additional cash investments are subject to a minimum investment requirement of $100 per investment and a maximum of $10,000 monthly (in certain circumstances described herein, we may permit additional cash investments in excess of $10,000 per month).

6.	When will participation begin?

Participation will begin, with regard to the reinvestment of cash dividends, with the first dividend payment after your authorization has been received by the Plan Administrator, provided it is received prior to the record date established for that particular dividend distribution. If your authorization is not received in time, cash dividends will be distributed as normal, and automatic reinvestment will begin with the next cash dividend payment. Participation will begin, with regard to cash investments, on the first investment date to fall at least one business day following receipt of your authorization and the cash investment.

Investment Options

7.	What are the available investment options?

Dividend Reinvestment. Participants may purchase additional shares of our common stock by authorizing that all or a portion of the cash dividends on their shares of common stock be automatically reinvested. Dividends on our common stock, if, as, and when declared, are paid on a quarterly basis.

Cash Investments. Participants may make additional cash investments of at least $100 per investment at any time by mailing a check payable to “BRE Properties/BNY Mellon” to the Plan Administrator, along with the tear-off portion of their account statement. Any individual or entity may make additional cash investments on behalf of any participant or eligible investor as a gift.

Automatic Cash Investments. Participants may make additional cash investments through automatic electronic withdrawals of at least $100 per investment from a pre-designated bank account at a U.S. financial institution. To initiate automatic investments, participants may enroll on-line, by telephone or by completing and returning the automatic investment section of the Enrollment Form.

Payroll Deductions. Our employees may make additional cash investments by authorizing payroll contributions to the Plan of at least $25 per payroll period. Employees should contact our payroll department for information about initiating payroll deductions and for information regarding frequency of investments.

Participants may change their investment options at any time on-line through Investor ServiceDirect and using the account management feature or by completing a new Enrollment Form (please see question 17 on how to access Investor ServiceDirect).

8.	Are there any limits on the amount that may be invested?

Shareholders may make additional cash investments of not less than $100 per payment or more than $10,000 per month without our prior approval. Additional cash investments in excess of $10,000 per month may be made by a participant only upon our acceptance of a Maximum Investment Waiver Request by such participant. Maximum Investment Waiver Requests will be considered on the basis of a variety of factors, which may include: our current and projected capital requirements, alternatives available to us to meet those requirements, prevailing market prices for our common stock, general economic and market conditions, the number of shares held by the participant submitting the Maximum Investment Waiver Request, the participant’s investment intent, the aggregate amount of additional cash investments for which such Maximum Investment Waiver Requests have been submitted and the administrative constraints associated with granting such Maximum Waiver Investment Requests. Grants of permission to purchase shares of our common stock in excess of $10,000 per month will be made in our absolute discretion. Participants interested in making an investment in excess of $10,000 per month should contact our Investor Relations department at (415) 445-6550 in order to obtain a Maximum Investment Waiver Request form. (See question 12 for a discussion of our right to establish threshold pricing for shares purchased with additional cash investments.)

Eligibility

9.	Who is eligible to participate in the Plan?

Any person or entity is eligible to participate in the Plan, provided that (i) such person or entity follows the enrollment procedures described in this prospectus and completes an Enrollment Form and (ii) in the case of persons residing outside the United States, participation would not violate local laws.

Share Purchases

10.	What is the source of shares purchased under the Plan?

Purchases of our common stock for Plan participants may be made, at our option, either (i) from newly issued shares (out of our authorized but unissued shares of common stock) or (ii) in the open market. Shares purchased in the open market will be purchased on the New York Stock Exchange or any securities exchange on which our common stock is traded, in the over-the-counter market, or by negotiated transactions. We may not change our designation as to whether shares of common stock will be purchased from us or in the open market more than once in any three-month period.

11.	When will shares be purchased?

Purchases will be made as soon as practicable after receipt of funds, but will be made at least weekly, and may be made daily when practicable. Notwithstanding the foregoing, neither we nor the Plan Administrator will be liable when conditions, including compliance with the rules and regulations of the SEC, prevent the purchase of shares of our common stock or interfere with the timing of such purchases. By applicable law, funds will be returned to participants if not used to purchase shares of our common stock: (i) within 35 days of receipt of initial or additional cash investments; or (ii) within 30 days of the dividend date for dividend reinvestments. A participant may withdraw any additional cash investment by written notice received by the Plan Administrator at least two business days prior to investment of the funds. NO INTEREST WILL ACCRUE ON ANY CASH INVESTMENT HELD BY THE PLAN ADMINISTRATOR PRIOR TO THE DATE SUCH FUNDS ARE USED TO PURCHASE SHARES OF OUR COMMON STOCK.

In making purchases for a participant’s account, the Plan Administrator may commingle the participant’s funds with those of other participants in the Plan.

12.	What will be the price of shares purchased under the Plan?

If the shares of our common stock used to fulfill participants’ dividend reinvestment or cash investment requirements are newly issued shares, the price to participants will be 100% of the simple average of the high and low sales prices of shares of our common stock as listed on the New York Stock Exchange on the date on which the participants’ purchase occurs. If the source of the shares of our common stock used to fulfill the participants’ requirements is the open market, the price will be 100% of the weighted average price paid by the Plan Administrator for the shares. Notwithstanding the foregoing, if the shares are newly issued shares, in no event will the price be less than par value.

If the purchase price for our shares under the Plan, less the amount of any trading fees, service charges or similar fees or charges payable by us on account of a participant, would be less than ninety-five percent of the average high and low price for the shares on the date they are credited to a participant’s account under the Plan, the participant will be required to pay the difference. This requirement is included in the Plan in order to ensure compliance with certain tax rules applicable to REITs. Under those rules, in order to maintain the deductibility of our dividends, the purchase price for our shares is limited in the manner set forth above. Except as limited by this rule, we, and not the participant, bear the cost of trading fees and service charges in connection with participant purchases under the Plan.

Unless we waive our right to do so, we may establish from time to time a minimum price, or “Threshold Price,” which will apply only to initial or additional cash investments in newly issued shares in excess of $10,000 per month, and will not apply to the reinvestment of dividends. The Threshold Price will be a stated dollar amount that the closing price per share of our common stock as listed on the New York Stock Exchange for the respective investment date must equal or exceed. We reserve the right to change the Threshold Price at any time. The Threshold Price will be determined in our sole discretion after a review of current market conditions and other relevant factors. In the event that the Threshold Price is not satisfied for the respective investment date, cash investments would be returned to participants as promptly as practicable, without interest. This return procedure will apply only when shares of our common stock are purchased by the Plan Administrator directly from us. For any investment date, we may waive our right to set a Threshold Price for additional cash investments in excess of $10,000 per month. Setting a Threshold Price for an investment date will not affect the setting of a Threshold Price for any subsequent investment date. Participants may determine whether a Threshold Price has been set by us by calling the Plan Administrator at (800) 368-8392.

The Threshold Price provision and return procedure discussed above apply only to initial or additional cash investments in original issue shares in excess of $10,000 per month and do not apply to the reinvestment of dividends.

NEITHER WE NOR THE PARTICIPANTS WILL HAVE ANY AUTHORITY OR POWER TO DIRECT THE TIME OR PRICE AT WHICH THE SHARES OF OUR COMMON STOCK MAY BE PURCHASED OR THE SELECTION OF THE BROKER OR DEALER THROUGH OR FROM WHICH PURCHASES ARE TO BE MADE. PARTICIPANTS SHOULD RECOGNIZE THAT BECAUSE THEY CANNOT DIRECT THE TIME OR PRICE AT WHICH SHARES OF OUR COMMON STOCK MAY BE PURCHASED FOR THEIR ACCOUNTS, THEY FORFEIT ANY ADVANTAGES WHICH MAY BE AVAILABLE BY SELECTING THE TIMING OF INVESTMENTS. PARTICIPANTS SHOULD ALSO RECOGNIZE THAT NEITHER WE NOR THE PLAN ADMINISTRATOR CAN ENSURE A PROFIT OR PROTECT AGAINST A LOSS ON ANY SHARES OF OUR COMMON STOCK PURCHASED UNDER THE PLAN.

13.	How many shares of common stock will be provided for each participant?

The number of shares of our common stock to be purchased for a participant’s account under the Plan will depend on the amount of a participant’s dividends being reinvested, the amount of any initial or additional cash investments and the price per share of our common stock. Each participant’s account will be credited with that number of shares, including fractions computed to four decimal places, equal to the amount to be reinvested or invested through initial or additional cash investments, divided by the applicable purchase price per share.

Enrollment Form

14.	What does the Enrollment Form provide?

The Enrollment Form provides for the purchase of shares of our common stock through the following options:

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Full Dividend Reinvestment. If the “Full Dividend Reinvestment” option is selected, the Plan Administrator will apply cash dividends on all shares of our common stock registered in the participant’s name, as well as on all shares of our common stock credited to a participant’s Plan account, to the purchase of additional shares of our common stock. Should a participant choose, additional cash investments may be made in conjunction with full dividend reinvestments. Shares purchased with additional cash investments will be credited to the participant’s Plan account and any future dividends on such shares will be reinvested in the same manner as all other shares in the participant’s Plan account.

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Partial Dividend Reinvestment. If the “Partial Dividend Reinvestment” option is selected, the Plan Administrator will apply cash dividends on a specified number of shares of our common stock registered in a participant’s name, as well as on all shares of our common stock credited to a participant’s Plan account, to the purchase of additional shares of our common stock, and will forward cash dividends to a participant on all other shares. Should a participant choose, additional cash investments may be made in conjunction with partial dividend reinvestments. Shares purchased with additional cash investments will be credited to the participant’s Plan account and any future dividends on such shares will be reinvested in the same manner as all other shares in the participant’s Plan account.

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All Cash. If the “All Cash” option is selected, the Plan Administrator will apply any additional cash investments to the purchase of shares of our common stock, and cash dividends on such shares registered in the participant’s name and cash dividends on shares of our common stock bought with previous additional cash investments will be paid to the participant in the usual manner.

15.	How may participants change investment options?

Participants may change investment options at any time over the Internet, by telephone or by completing a new Enrollment Form and returning it to the Plan Administrator. Any change in a participant’s investment option is subject to the time constraints described in question 4.

Administration

16.	How will the Plan be Administered?

The Bank of New York Mellon, as Plan Administrator, administers the Plan, and certain administrative support will be provided to the Plan Administrator by BNY Mellon Shareowner Services, a registered transfer agent. Should the Plan Administrator resign or we choose to replace it, we will select another Plan Administrator.

17.	Who should be contacted for answers to questions regarding the Plan?

Internet

You can enroll, obtain information and perform certain transactions on your account online via Investor ServiceDirect (ISD). New investors establish a Personal Identification Number (PIN) when setting up their account. For existing shareholders to gain access, use the 12-digit Investor Identification Number (IID) which can be found in a bolded box on your check stub, statement or advice to establish your PIN. To access your account through ISD, you will be required to complete an account activation process. This one-time authentication process will be used to validate your identity in addition to your 12-digit IID and self-assigned PIN.

To access Investor ServiceDirect, please visit the Plan Administrator’s website at www.bnymellon.com/shareowner/isd.

Telephone

Call shareholder customer service, including sale of shares, toll-free within the United States and Canada:	(800) 368-8392

International Telephone Inquiries:	(201) 680-6578

For the hearing impaired (TDD):	(800) 231-5469

An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).

In Writing

You may also write to the Plan Administrator at the following address:

The Bank of New York Mellon

c/o BNY Mellon Shareowner Services

P.O. Box 358035

Pittsburgh, PA 15252-8035

Be sure to include your name, address, daytime phone number, Investor ID and a reference to BRE Properties, Inc. on all correspondence.

Reporting

18.	What form of reporting will be provided to Plan participants?

Periodic statements will be sent to participants following each transaction advising them of the status of their account. These statements are a participant’s continuing record of the dates and cost of purchases and should be retained for tax purposes.

19.	Will participants receive any other information?

In addition to account statements, each participant will receive any revised prospectus and copies of all communications sent to every other holder of shares of our common stock, including our Annual Report, Notice of Annual Shareholder’s Meeting, Proxy Statement and income tax information for reporting distributions (including dividends) paid by us.

Shares Held in the Plan

20.	Will participants be credited with dividends on fractions of shares?

Yes. Account balances will be computed to four decimal places and dividends will be paid on the fractional shares.

21.	Will certificates be issued for shares of common stock purchased under the Plan?

Stock certificates for shares of our common stock held in the Plan will not be issued unless a request is made to the Plan Administrator. Shares will be held in the name of the Plan Administrator or its nominee(s). The number of shares credited to a participant’s account under the Plan will be shown on the account statement provided each participant. This service protects against loss, theft or destruction of stock certificates. Certificates may be requested for any number of whole shares credited to a participant’s account under the Plan by notifying the Plan Administrator. Certificates for fractional shares will not be issued under any circumstances.

The remaining whole shares and fractions of shares, if any, will continue to be credited to the participant’s account. A request for stock certificates, including such a request for all of the shares in a participant’s account, will not constitute a termination of participation in the Plan by the participant. Termination may be effected only through the delivery to the Plan Administrator of a notice of termination as outlined in question 25.

Shares held by the Plan Administrator for the account of a participant may not be pledged. A participant who wishes to pledge such shares must request that a certificate for such shares be issued in his or her name.

22.	In whose name will certificates be issued?

A participant’s account under the Plan will be maintained in the name in which his or her shares of our common stock were registered at the time of enrollment. Consequently, if and when certificates for shares held under the Plan are issued, such certificates will be issued only in that name.

23.	May shares held by the participant outside of the Plan be deposited in the Plan?

Certificates representing shares of our common stock now held by a participant may be submitted to the Plan Administrator and consolidated with shares purchased for the participant under the Plan. The certificates, together with a letter of instruction, should be sent to the Plan Administrator by a secure delivery method such as certified or registered mail, return receipt requested (since the participant bears the risk of loss in transit), at the address listed in question 17. The certificates need not be endorsed. Upon receipt of the certificates, the Plan Administrator will cancel them, credit the participant’s account with the appropriate number of shares and will treat such shares in the same manner as shares purchased for the participant’s account under the Plan.

24.	May participants transfer shares held in the Plan to other investors?

Yes. Participants may transfer ownership of some or all of their shares held in the Plan by sending the Plan Administrator written, signed transfer instructions. Signatures must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program. Shares may be transferred to new or existing shareholders.

Termination of Plan Participation

25.	How does a participant terminate participation in the Plan?

You may discontinue the reinvestment of your dividends at any time by giving notice to the Plan Administrator. Notice may be made by telephone, in writing or by changing your dividend election under the “Manage Account Info” section when you access your account over the Internet at www.bnymellon.com/shareowner/isd. To be effective for a given dividend payment, the Plan Administrator must receive notice before the record date of that dividend. The Plan Administrator will continue to hold your shares unless you request a certificate for any full shares and a check for any fractional share. You may also request the sale of all or part of any such shares or request your stockbroker to retrieve your shares electronically through the Direct Registration System. See question 27 for information on selling shares.

26.	May BRE terminate the participation of a participant?

Yes. We have the right to terminate the participation of a participant at any time for the reasons set forth in this prospectus supplement or for any other reason. See question 33 for limits on participation in the Plan.

Sales of Plan Shares

27.	May a portion of a participant’s Plan shares be sold?

You can sell all or a part of your Plan shares at any time by contacting the Plan Administrator. Your sale request will be processed and your shares will, subject to market conditions and other factors, generally be sold within 24 hours of receipt of your request. Please note that the Plan Administrator cannot and does not guarantee the actual sale date or price, nor can it stop or cancel any outstanding sales or issuance requests. All requests are final.

Shares being sold for a participant may be aggregated with those of other Plan participants who have requested sales. In such case, the participant will receive proceeds based on the average sales price of all shares sold, less transfer and other taxes, the applicable service charge and a pro rata share of trading fees. A check representing the net proceeds of the sale of shares will be forwarded to the participant as soon as practicable after the settlement of the sale, which is three business days after your shares have been sold.

Alternatively, you may choose to sell your shares through a stockbroker of your choice, in which case you can request your stockbroker to retrieve the shares electronically through the Direct Registration System or request a certificate for your shares from the Plan Administrator.

IN THE EVENT OF A SALE OF A PARTICIPANT’S SHARES, THE PARTICIPANT WILL BE CHARGED A TRADING FEE, TRANSFER AND OTHER TAXES, IF APPLICABLE, AND A SERVICE CHARGE, WHICH AMOUNTS WILL BE DEDUCTED FROM THE CASH PROCEEDS PAID TO THE PARTICIPANT. A PARTICIPANT WHO WISHES TO SELL SOME OR ALL OF HIS OR HER SHARES IN THE PLAN SHOULD BE AWARE OF THE RISK UNDER EITHER SELLING OPTION DESCRIBED ABOVE THAT THE PRICE PER SHARE OF OUR COMMON STOCK MAY DECREASE BETWEEN THE TIME THAT THE PARTICIPANT DETERMINES TO SELL SHARES IN THE PLAN AND THE TIME THAT THE SALE IS COMPLETED. THIS RISK IS BORNE SOLELY BY THE PARTICIPANT.

Tax Consequences of Participation in the Plan

28.	What are the federal income tax consequences of participation in the Plan?

If you reinvest dividends you will still be treated for federal income tax purposes as having received a dividend on the dividend payment date. By reinvesting dividends you will be liable for the payment of income tax on the dividends despite not receiving an immediate cash distribution to satisfy the tax liability. In addition, to the extent we pay trading fees or service charges on your behalf, for reinvested dividends and optional cash purchases, the Internal Revenue Service has indicated that you may be treated as having received a constructive distribution, which may give rise to additional tax liability. See “Supplemental United States Federal Income Tax Considerations.”

Other Information

29.	What happens if BRE issues a stock dividend or declares a stock split?

Any stock dividends or stock splits distributed by us on the shares of our common stock purchased for and credited to the account of a participant under the Plan will be added to the participant’s account. Stock dividends or stock splits distributed on shares of our common stock owned and held outside of the Plan by a participant (including shares for which a participant has directed that cash dividends be reinvested) will be mailed directly to such participant in the same manner as to shareholders who are not participating in the Plan.

In the event we make available to our shareholders rights to purchase additional shares of our common stock or other securities, such rights will be made available to participants based on the number of shares (including fractional share interests to the extent practicable) held in their Plan account on the record date established for determining shareholders who are entitled to such rights.

30.	How will a participant’s shares be voted at meetings of shareholders?

The Plan Administrator will arrange with the transfer agent to forward, as soon as practicable, any proxy materials to the participant. The Plan Administrator will vote any full and/or fractional shares of our common stock that it holds for the participant’s account in accordance with the participant’s directions. If a participant does not return a signed proxy to the Plan Administrator, the Plan Administrator will not vote such shares.

31.	What is the responsibility of BRE under the Plan?

Neither we nor the Plan Administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of (i) failure to terminate a participant’s account upon such participant’s death or adjudicated incompetency, prior to the receipt of notice in writing of such death or adjudicated incompetency, (ii) the prices at which shares are purchased for the participant’s account, (iii) the times when purchases are made or (iv) fluctuations in the market value of shares of our common stock. Neither we nor the Plan Administrator has any duties, responsibilities or liabilities except those expressly set forth in the Plan. The establishment and maintenance of the Plan by us does not constitute an assurance with respect to either the value of our common stock or whether we will continue to pay dividends on shares of our common stock or at what rate.

32.	May the Plan be changed or discontinued?

While the Plan is intended to continue indefinitely, we reserve the right to suspend or terminate the Plan at any time. We also reserves the right to make modifications to the Plan.

We have no obligation to offer, issue or sell shares of our common stock to participants under the Plan if, at the time of the offer, issuance or sale, the registration statement, of which the accompanying prospectus forms a part, is for any reason not effective. In this circumstance, dividends, if, as and when declared, will be paid in the usual manner to the shareholders and any additional cash investments received from shareholders will be returned.

33.	Are there any other limitations on participation in the Plan?

We reserve the right to limit participation in the Plan for any reason, even if a shareholder is otherwise eligible to participate. Without limiting our rights under this paragraph, we may refuse participation in the Plan to any person if participation or an increase in the number of shares of our common stock held by such person would, in our opinion, jeopardize our status as a REIT.

34.	Who interprets the Plan?

We may in our sole discretion interpret and regulate the Plan as we deem necessary or desirable in connection with the operation of the Plan and resolve questions or ambiguities concerning the various provisions of the Plan.

35.	What law governs the Plan?

The terms and conditions of the Plan and its operation will be governed by the laws of the state of California.

ERISA INVESTORS

Because our common stock will qualify as a “publicly offered security,” employee benefit plans and individual retirement accounts may purchase shares of common stock and treat such shares, and not the underlying assets, as plan assets. Fiduciaries of ERISA plans should consider:

•	whether an investment in our common stock satisfies ERISA diversification requirement,

•	whether the investment is in accordance with the ERISA plans’ governing instruments; and

•	whether the investment is prudent.

USE OF PROCEEDS

The net proceeds from the sale of the original issue shares of our common stock issued under the Plan will be used to increase working capital and for other general purposes. We have no basis for estimating either the number of shares of our common stock that ultimately will be sold pursuant to the Plan or the prices at which such shares will be sold.

We will not receive any funds under the Plan from the purchase for a participant’s account of shares of our common stock in the open market by the Plan Administrator.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material United States federal income tax consequences to U.S. participants in the Plan, as well considerations regarding our election to be taxed as a REIT and the ownership and disposition of our common stock. This summary is a supplement to, and should be read in conjunction with, the discussion in the accompanying prospectus under the heading “United States Federal Income Tax Considerations.” This summary is for general information only and is not tax advice.

The information in this summary is based on current law, including:

•	the Internal Revenue Code of 1986, as amended, or the Code;

•	current, temporary and proposed Treasury regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the Internal Revenue Service, or IRS; and

•	court decisions,

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change.

We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT or regarding the tax consequences associated with participating in the Plan, and the statements in this discussion are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged. This summary does not discuss any state, local or foreign tax consequences, or any United States federal alternative minimum tax consequences, associated with our election to be taxed as a REIT or the acquisition, ownership and disposition of our common stock.

You are urged to consult the accompanying prospectus and your tax advisors regarding the specific tax consequences to you of:

•	participation in the Plan;

•	the acquisition, ownership, and/or sale or other disposition of the common stock offered under this prospectus supplement, including the federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in the applicable tax laws.

This summary deals only with our common stock held as a “capital asset” which is generally property held for investment within the meaning of Section 1221 of the Code. In addition, this discussion does not purport to deal with all aspects of taxation that may be relevant to holders of shares of our common stock in light of their personal investment or tax circumstances, or to holders who receive special treatment under the federal income tax laws except to the extent discussed specifically herein. Holders of common stock receiving special treatment include, without limitation:

•	banks, insurance companies, or other financial institutions;

•	holders subject to the alternative minimum tax;

•	tax-exempt organizations;

•	brokers or dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	holders who are not U.S. participants (as defined below);

•	persons that are S-corporations, REITs, regulated investment companies, partnerships or other pass-through entities;

•	expatriates and certain former citizens or long-term residents of the United States;

•	U.S. participants (as defined below) whose functional currency is not the U.S. dollar;

•	persons who hold shares of our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; and

•	persons deemed to sell shares of our common stock under the constructive sale provisions of the Code.

In addition, this discussion does not address any state, local or foreign tax consequences associated with participation in the Plan, the ownership of our common stock or our election to be taxed as a REIT.

Participation in the Plan by U.S. Participants

The following summary describes certain United States federal income tax consequences to U.S. participants of participating in the Plan. When we use the term “U.S. participant,” we mean a participant in the Plan who, for United States federal income tax purposes, is:

•	an individual citizen or resident of the United States;

•

a corporation, partnership, limited liability company or other entity taxable as a corporation or partnership for federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Distributions you receive on shares of our common stock you hold in the Plan and that are reinvested in additional shares will be treated for federal income tax purposes as taxable stock distributions to you. Accordingly, to the extent we have current or accumulated earnings and profits for federal income tax purposes, you will receive taxable dividend income in an amount equal to the amount of cash dividend you could have received if you had not elected to reinvest that cash pursuant to the Plan. You also will receive a Form 1099-DIV after the end of the year which will show for the year your total dividend income, your amount of any return of capital distribution and your amount of any capital gain dividend.

Under the Plan, we will bear the trading fees or service charges related to the acquisition of, but not the sale of, shares of our common stock, except to the extent required to comply with certain tax rules applicable to REITs. The IRS has held in certain private letter rulings that brokerage commissions paid by a corporation with respect to open market purchases on behalf of participants in a dividend reinvestment plan or pursuant to the optional cash purchase features of a plan were to be treated as constructive distributions to participants who were shareholders of the corporation. In these rulings, the IRS determined that the payment of these fees or commissions was subject to income tax in the same manner as distributions and includable in the participant’s cost basis of the shares purchased. Accordingly, to the extent that we pay trading fees with respect to any open market or privately negotiated purchases made with reinvested dividends or optional cash purchases by the agent, we presently intend to take the position that shareholder participants received their proportionate amount of the trading fees as distributions in addition to the amounts described above. We intend to take the position that administrative expenses of the Plan paid by us are not constructive distributions to you.

Your tax basis in your common shares acquired under the dividend reinvestment features of the Plan generally will equal the total amount of distributions you are treated as receiving, as described above. Your tax basis in your common shares acquired through an optional cash purchase under the Plan generally will equal the total amount of any distributions you are treated as receiving, as described above, plus the amount of the optional cash payment. Your holding period for the shares of our common stock acquired under the Plan will begin on the day following the date such shares were purchased for your account. Consequently, shares of our common stock purchased in different quarters will have different holding periods.

You will not realize any gain or loss when you receive certificates for whole shares of our common stock credited to your account, either upon your request, when you withdraw from the Plan or if the Plan terminates. However, you will recognize gain or loss when whole shares of our common stock or rights applicable to our common stock acquired under the Plan are sold or exchanged. You will also recognize gain or loss when you receive a cash payment for a fractional share of our common stock credited to your account when you withdraw from the Plan or if the Plan terminates. The amount of your gain or loss will equal the difference between the amount you receive for your shares or fractional shares of our common stock or rights applicable to common stock, net of any costs of sale paid by you, and your adjusted tax basis of such shares.

New Legislation

On July 30, 2008, the American Housing Rescue and Foreclosure Prevention Act of 2008 (the “Housing Act”) was enacted. The following is a brief summary of certain provisions of the Housing Act:

•

Prior to the Housing Act, foreign currency exchange gain was not explicitly included or excluded from the statutory definitions of qualifying income for purposes of the 95% and 75% income tests. The Housing Act provides that most real estate-related foreign currency gain recognized after July 30, 2008 is excluded from the computation of the income tests (i.e., such gain is excluded from the numerator and the denominator of the income test computations). However, foreign currency gain is treated as non-qualifying income if it is derived from substantial and regular trading or dealing in securities. These rules depart from previously issued IRS guidance that generally treated foreign currency gains as qualifying income under the 95% and 75% income tests to the extent such gains were attributable to assets producing qualifying income. Certain conforming changes have also been made to the asset tests, foreclosure property and prohibited transaction provisions of the Code. See “Taxation of the Company—Income Tests,” “Taxation of the Company—Prohibited Transaction Income” and “Taxation of the Company—Asset Tests” under the heading “United States Federal Income Tax Considerations” in the accompanying prospectus.

•

The Housing Act expands the scope of the hedging exception by providing that the income tests will exclude any income from a hedging transaction entered into by the REIT after July 30, 2008 primarily to manage the risk of (1) interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets or (2) currency fluctuations with respect to an item of qualifying income under the 95% or 75% income test. Prior to this amendment, income from a hedging transaction was treated as nonqualifying income for purposes of the 75% income test, and the income from hedging transactions described under number (1) above was only excluded from the 95% income test. See “Taxation of the Company—Income Tests” under the heading “United States Federal Income Tax Considerations” in the accompanying prospectus.

•

Under prior law, sales of property by a REIT were not treated as prohibited transactions if such sales came within certain safe harbors. The Housing Act makes it easier for a REIT to fit within these safe harbor provisions, including a reduction in the current four year safe harbor holding period to two years for sales occurring after July 30, 2008. See “Taxation of the Company—Prohibited Transaction Income” under the heading “United States Federal Income Tax Considerations” in the accompanying prospectus.

•

Previously, not more than 20% of a REIT’s total assets could be represented by securities of one or more of the REIT’s taxable REIT subsidiaries. The Housing Act amends this rule by increasing the limitation to 25%. This change is effective for our taxable years beginning after December 31, 2008. See “Taxation of the Company—Asset Tests” under the heading “United States Federal Income Tax Considerations” in the accompanying prospectus.

The foregoing is not an exhaustive list of changes made by the Housing Act. You are urged to consult your tax advisors regarding the specific tax consequences to you of the changes resulting from the enactment of Housing Act.

PLAN OF DISTRIBUTION

Newly issued shares of our common stock offered pursuant to the Plan will be purchased by the Plan Administrator directly from us. Shares of our common stock purchased in the open market will be purchased by the Plan Administrator through a broker on the New York Stock Exchange or any other securities exchange on which shares of our common stock are traded, in the over the counter market, or by negotiated transactions. Trading fees and service charges in connection with purchases under the Plan will be paid for by us, except to the extent required to comply with certain tax rules applicable to REITs (see question 12 for more information).

EXPERTS

The consolidated financial statements of BRE Properties, Inc. appearing in BRE Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including schedules appearing therein), and the effectiveness of BRE Properties, Inc.’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland will pass upon certain legal matters with respect to the validity of the issuance of the shares of common stock offered pursuant to this prospectus supplement. Latham & Watkins LLP, Los Angeles, California will pass upon certain legal matters described under “Tax Consequences of Participation in the Plan” and “Supplemental United States Federal Income Tax Considerations” in this prospectus supplement.

PROSPECTUS

BRE PROPERTIES, INC.

Debt Securities

Preferred Stock

Common Stock

We may, from time to time in one or more offerings, sell the following securities:

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

•	shares of our preferred stock, par value $0.01 per share, in one or more series;

•	shares of our common stock, par value $0.01 per share; or

•	any combination of the securities listed above.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is traded on the New York Stock Exchange under the symbol “BRE.” On November 7, 2007, the last reported sale price for our common stock on the NYSE was $47.91 per share.

See “Risk Factors” beginning on page 1 for a discussion of material risks that you should consider before you invest in our securities being sold with this prospectus and the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2007.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or a prospectus supplement is delivered or securities are sold on a later date.

BRE PROPERTIES, INC.

We are a self-administered equity real estate investment trust, or “REIT,” focused on the acquisition, development and management of multifamily apartment communities in seven metropolitan markets of the Western United States. At September 30, 2007, our portfolio had real estate assets with a net book value of approximately $2.9 billion that included 79 wholly or majority-owned apartment communities, aggregating 22,041 units; 13 multifamily communities owned in joint ventures, comprised of 4,080 apartment units; and 10 wholly or majority-owned apartment communities in various stages of construction and development, totaling 3,131 units.

We have been a publicly traded company and have paid uninterrupted quarterly dividends to our shareholders since our founding in 1970. Our principal executive offices are located at 525 Market Street, 4th Floor, San Francisco, California 94105 and our telephone number is (415) 445-6530.

RISK FACTORS

Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and the accompanying prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act. For more information, see the section entitled “Incorporation by Reference.”

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, we may from time to time sell any combination of debt securities, preferred stock, or common stock described in this prospectus in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of our securities from time to time. This prospectus provides a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder sells securities, we or the selling security holder will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We or any selling security holder may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

FORWARD-LOOKING STATEMENTS

In addition to historical information, we have made forward-looking statements in this prospectus and the documents incorporated by reference within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those pertaining to anticipated closings of transactions and uses of proceeds and our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events and there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized.

The factors that could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements include those set forth in the risk factors incorporated by reference in this prospectus and the accompanying prospectus supplement and from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and the accompanying prospectus supplement. You are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis only. We assume no obligation to update forward-looking statements.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy these reports, proxy statements and other information at the public reference facilities of the Securities and Exchange Commission, in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Securities and Exchange Commission at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission (http://www.sec.gov). Our filings with the Securities and Exchange Commission and other information about us may also be obtained from our website at www.breproperties.com, although the information on our website does not constitute a part of this prospectus or the accompanying prospectus supplement, and we are not incorporating such information into this prospectus or the accompanying prospectus supplement.

This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities we may offer under this prospectus. As permitted by the Securities and Exchange Commission’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to or incorporated by reference in the registration statement, each statement being qualified in all respects by that reference.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or in the accompanying prospectus supplement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2007 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2007;

•	Item 8.01 of the Current Report on Form 8-K filed with the SEC on January 31, 2007;

•	Current Report on Form 8-K filed with the SEC on February 2, 2007;

•	Current Report on Form 8-K filed with the SEC on February 16, 2007;

•	Current Report on Form 8-K filed with the SEC on March 13, 2007;

•	Current Report on Form 8-K filed with the SEC on March 14, 2007;

•	Item 8.01 of the Current Report on Form 8-K filed with the SEC on May 2, 2007;

•	Items 8.01 of the Current Report on Form 8-K filed with the SEC on May 15, 2007;

•	Current Report on Form 8-K filed with the SEC on May 23, 2007;

•	Current Report on Form 8-K filed with the SEC on June 26, 2007;

•	Item 8.01 of the Current Report on Form 8-K filed with the SEC on August 1, 2007;

•	Current Report on Form 8-K filed with the SEC on August 15, 2007;

•	Current Report on Form 8-K filed with the SEC on August 16, 2007;

•	Current Report on Form 8-K filed with the SEC on September 20, 2007;

•	Item 8.01 of the Current Report on Form 8-K filed with the SEC on October 31, 2007;

•	Current Report on Form 8-K filed with the SEC on November 1, 2007;

•	The description of our Common Stock contained in our Registration Statement on Form 8-B (File No. 001-14306), filed with the Securities and Exchange Commission on March 7, 1996.

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The description of our 6.75% Series C Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-14306), filed with the Securities and Exchange Commission on March 1, 2004; and

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The description of our 6.75% Series D Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-14306), filed with the Securities and Exchange Commission on December 8, 2004.

We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus. Information included or incorporated by reference in this prospectus and the accompanying prospectus supplement shall be deemed automatically updated and superseded if information contained in any document we subsequently file with the SEC prior to the termination of this offering modifies or replaces the information included or incorporated by reference in this prospectus or in the accompanying prospectus supplement.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus and the accompanying prospectus supplement. To receive a free copy of any of the documents incorporated by reference in this prospectus and the accompanying prospectus supplement, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to BRE Properties, Inc., Attention: Investor Relations, 525 Market Street, 4th Floor, San Francisco, California 94105-2712 (telephone (415) 445-6550).

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following tables set forth our ratios of earnings to fixed charges and our ratios of earnings to fixed charges and preferred stock dividends for the periods indicated:

Ratios of Earnings to Fixed Charges

Fiscal Year Ended December 31,					Nine Months Ended September 30, 2007
2002	2003	2004	2005	2006
1.8	1.5	1.4	1.4	1.7	1.4

Our ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. Earnings consist of our net income before gains (losses) on sales of investments in rental properties and minority interests in income plus provision for unusual charges and fixed charges, excluding capitalized interest and preferred stock dividends. Fixed charges consist of interest payments and rental payments.

Ratios of Earnings to Fixed Charges and Preferred Stock Dividends

Fiscal Year Ended December 31,					Nine Months Ended September 30, 2007
2002	2003	2004	2005	2006
1.6	1.3	1.2	1.1	1.4	1.2

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment of debt, redemption of securities, investing in additional multifamily apartment communities, funding development activities, capital expenditures and increasing our working capital. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing securities or to temporarily reduce borrowings under revolving credit facilities. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

GENERAL DESCRIPTION OF SECURITIES

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, in one or more offerings, the following securities:

•	secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities or subordinated debt securities;

•	shares of our preferred stock, par value $0.01 per share, in one or more series;

•	shares of our common stock, par value $0.01 per share; or

•	any combination of the securities listed above, either individually or as units consisting of one or more of the securities listed above, each on terms to be determined at the time of sale.

We may issue the debt securities as exchangeable for and/or convertible into shares of common stock, preferred stock and/or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock, or other securities. The debt securities, the preferred stock and the common stock are collectively referred to in this prospectus as the securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities and of the applicable indenture will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement and in a supplement to the indenture, a board resolution or an officers’ certificate delivered pursuant to the indenture. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may offer under this prospectus secured or unsecured debt securities, which be either senior debt securities, senior subordinated debt securities or subordinated debt securities.

The debt securities are our obligations exclusively. Because a significant portion of our operations is conducted through our subsidiaries, our cash flow and consequent ability to service our debt, including the debt securities, are partially dependent on the earnings of our subsidiaries, and the debt securities will be effectively subordinated to all existing and future indebtedness, guarantees and other liabilities of our subsidiaries. Although our existing indenture with The Bank of New York Trust Company, National Association, discussed below, imposes limitations on the incurrence of additional indebtedness, we and our subsidiaries will retain the ability to incur substantial additional indebtedness.

The debt securities will be issued under one or more indentures. Senior debt securities and subordinated debt securities will be issued pursuant to separate indentures, respectively, a senior indenture and a subordinated indenture, in each case between us and a trustee, which may be the same trustee. The senior indenture, with respect to any senior debt securities offered by this prospectus, will be the indenture between us and The Bank of New York Trust Company, National Association (successor in interest to JP Morgan Chase & Co., successor in interest to Chase Manhattan Bank and Trust Company, National Association), filed as an exhibit to the registration statement of which this prospectus is a part, or another senior indenture, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to collectively as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. The descriptions of the debt securities and the indentures set forth in this prospectus and in any prospectus supplement do not purport to be complete and are subject to and qualified in their entirety by reference to the forms of indentures and debt securities, which have been or will be filed as exhibits to the registration statement of which this prospectus is a part or incorporated by referenced by a Current Report on Form 8-K. In the summary below, we have included parenthetical cross-references to the section numbers of the indentures so that you can easily locate these provisions.

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.”

General

The debt securities will be our direct, secured or unsecured obligations. Unless otherwise provided in the applicable prospectus supplement, each indenture will provide that the debt securities issued under the indenture may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in one or more indentures supplemental to the applicable indenture. The terms of any debt securities within any series may differ from the terms of any other debt securities in that series. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of the series, for issuances of additional debt securities of the series. (Section 301). Any trustee under the applicable indenture may resign or be removed with respect to one or more series of debt securities issued under the indenture, and a successor trustee may be appointed to act with respect to that series.

Reference is made to each prospectus supplement for the specific terms of the series of debt securities being offered by that prospectus supplement, including:

(1) The title of the debt securities which will distinguish the debt securities of the securities from all other series of debt securities;

(2) Any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the applicable indenture;

(3) The date or dates, or the method for determining the date or dates, on which the principal of the debt securities of the series will be payable;

(4) The rate or rates at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

(5) The date or dates from which interest will accrue, or the method for determining the date or dates, the interest payment dates on which the interest will be payable, the regular record dates, if any, for the interest payable on any registered debt security on any interest payment dates, or the method by which such dates will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(6) The place or places, if any, other than or in addition to the Borough of Manhattan, the City of New York, where the principal of, and premium, if any, interest, if any, on, and additional amounts, if any, payable in respect of the debt securities of the series will be payable, any registered debt securities of the series may be surrendered for registration of transfer, exchange or, if applicable, conversion, and notices or demands to or upon us in respect of the debt securities of the series and the applicable indenture may be served;

(7) The period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have an option;

(8) Our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities of the series will be redeemed, repaid or purchased, in whole or in part, pursuant to any obligation;

(9) If other than denominations of $1,000 and any integral multiple thereof, the denominations in which any registered debt securities of the series will be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any bearer debt securities of the series will be issuable;

(10) If other than the trustee, the identity of each security registrar and/or paying agent;

(11) If other than 100% of the principal amount thereof, the portion of the principal amount of the debt securities of the series payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of the debt securities of the series which is convertible, in accordance with the provisions of the applicable indenture, or the method by which the portion shall be determined;

(12) If other than United States dollars, the foreign currency or foreign currencies in which payment of the principal of, and premium, if any, or interest or additional amounts, if any, on the debt securities of the series are payable or denominated;

(13) Whether the amount of payments of principal of, and premium, if any, or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, which index, formula or method may be based, without limitation, on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices, and the manner in which the amounts shall be determined;

(14) Whether the principal of, and premium, if any, or interest or additional amounts, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, an election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

(15) Provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of events as may be specified;

(16) Any deletions from, modifications of, or additions to the events of default or covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture;

(17) Whether debt securities of the series are to be issuable as registered debt securities, bearer debt securities, with or without coupons, or both, any restrictions applicable to the offer, sale or delivery of bearer debt securities and the terms upon which bearer debt securities of the series may be exchanged for registered debt securities of the series and vice versa, if permitted by applicable laws and regulations;

(18) Whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any permanent global debt security may exchange their interests for definitive debt securities of the same series and of like tenor of any authorized form and denomination and the circumstances under which any of these exchanges may occur, if other than in the manner provided in certain provisions of the applicable indenture, and, if registered debt securities of the series are to be issuable as a global debt security, the identity of the initial depository for that series;

(19) The date as of which any bearer debt securities of the series and any temporary global debt security representing outstanding debt securities of the series will be dated if other than the date of original issuance of the first debt security of the series to be issued;

(20) The person to whom any interest on any registered debt security of the series will be payable, if other than the person in whose name that debt security, or one or more predecessor debt securities, is registered at the close of business on the regular record date for that interest, the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid if other than in the manner otherwise provided;

(21) The applicability, if any, of the defeasance and discharge and covenant defeasance provisions of the applicable indenture and any provisions in modification of, in addition to or in lieu of those provisions;

(22) If the debt securities of the series are to be issuable in definitive form, whether upon original issue or upon exchange of a temporary debt security of that series, only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of those certificates, documents or conditions;

(23) Whether and under what circumstances we will pay additional amounts on the debt securities of the series to any holder who is not a United States person, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of any such option;

(24) Our obligation, if any, to permit the conversion of the debt securities of the series into our common shares or preferred shares or into other securities or property, as the case may be, and the terms and conditions upon which the conversion will be effected, which may include, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of the shares for purposes of conversion; and

(25) Any other terms of the series and any deletions from or modifications or additions to the applicable indenture in respect of the debt securities, whether or not consistent with the other provisions of the indenture.

The debt securities may be original issue discount securities. A debt security will have original issue discount if, among other things, the issue price of such security is less than its stated principal amount at maturity. Any material United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Except as set forth below under the captions “Certain Covenants—Aggregate Debt Test,” “—Maintenance of Total Unencumbered Assets,” “—Debt Service Test” and “—Secured Debt Test,” which relate solely to our existing senior indenture, the indentures will not contain any provision that would limit our ability to incur indebtedness or that will afford holders of debt securities protection in a highly leveraged or similar action or in the event of a change of control. However, certain restrictions on ownership and transfers of our equity securities designed to preserve our status as a REIT may act to prevent or hinder a change of control.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the registered debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000. The bearer debt securities of the series, other than bearer debt securities issued in global form, will be issuable in denominations of $5,000. (Section 302).

Unless otherwise specified in the applicable prospectus supplement, the principal of, and premium, if any, and interest, if any, and additional amounts, if any, on any series of debt securities will be payable at the office or agency maintained by us for that purpose; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled to payment as it appears in the security register or by transfer of funds to that person at an account maintained within the United States. (Sections 301, 305, 306, 307 and 1002).

Unless otherwise described in the applicable prospectus supplement, all payments of principal of, and premium, if any, and interest, if any, on any debt security that are payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

Any defaulted interest—interest not punctually paid or duly provided for on any interest payment date with respect to a debt security—will cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the applicable trustee, notice of which will be given to the holder of the debt security not more than 15 days and not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable indenture. (Section 307).

Subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, and of a like aggregate principal amount and tenor, in any authorized denominations upon surrender of the debt securities at the office or agency maintained by us for that purpose. In addition, subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, if applicable, or registration of transfer thereof at the office or agency maintained by us for that purpose. Every debt security surrendered for conversion, if applicable, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a registration of transfer or exchange. (Section 305).

If the applicable prospectus supplement refers to any transfer agent initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002).

Neither we nor any trustee will be required:

•

to issue, register the transfer of or exchange debt securities of any series if the debt securities may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of debt securities of that series to be redeemed and ending at the close of business on:

•	the day of the mailing of the relevant notice of redemption, if the debt securities are issuable only in registered form; or

•

the day of the first publication of the relevant notice of redemption, if the debt securities are issuable in bearer form, or the day of mailing of the relevant notice of redemption, if the debt securities are also issuable in registered form and there is no publication;

•	to register the transfer of or exchange any debt security in registered form, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

•	to exchange any debt security in bearer form so selected for redemption except in exchange for a debt security in registered form which is simultaneously surrendered for redemption; or

•

to issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid. (Section 305).

Merger, Consolidation or Sale

Unless otherwise provided in the applicable prospectus supplement, each indenture will provide that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of our assets to, or merge with or into, any other person, unless:

•

either we shall be the continuing corporation, or the successor person, if other than us, formed by or resulting from any consolidation or merger or which shall have received the transfer of all or substantially all of our assets is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by supplemental indenture executed by the successor corporation and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and all additional amounts, if any, payable in respect of all of the outstanding debt securities issued under the indenture and the due and punctual performance and observance of all of the other covenants and conditions contained in the outstanding debt securities and the indenture to be performed or observed by us;

•

immediately after giving effect to the transaction and treating any Debt, including Acquired Debt, which becomes our obligation or an obligation of any of our subsidiaries as a result thereof as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event of default, and no event which, after notice or the lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	an officers’ certificate and legal opinion concerning the conditions precedent will be delivered to the relevant trustee.

In the event that we are not the continuing corporation, then, for purposes of the second bullet point above, the references to us shall be deemed to refer to the successor corporation. (Sections 801 and 803).

Upon any merger, consolidation, sale, assignment, transfer, lease or conveyance in which we are not the continuing corporation, the successor corporation formed by the consolidation or into which we are merged or to which the sale, assignment, transfer, lease or other conveyance is made shall succeed to us, and be substituted for us, and may exercise all of our rights and powers under the relevant indenture with the same effect as if the successor corporation had been named as the Company under the indenture and thereafter, except in the case of a lease, we shall be released from our obligations under the indenture and the debt securities. (Section 802).

Certain Covenants

The existing senior indenture contains the following covenants:

Aggregate Debt Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, if, immediately after giving effect to the incurrence of that Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all of our outstanding Debt and all of the outstanding Debt of our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, is greater than 60% of the sum of, without duplication:

•	our Total Assets and the Total Assets of our subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any of our subsidiaries since the end of that fiscal quarter, including the proceeds obtained from the incurrence of that additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1004).

Debt Service Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of that Debt and the application of the proceeds therefrom, and calculated on the assumption that:

•

the Debt and any other Debt, including, without limitation, Acquired Debt, incurred by us or any of our subsidiaries since the first day of the relevant four-quarter period had been incurred, and the application of the proceeds therefrom, including to repay or retire other Debt, had occurred, on the first day of the period;

•

the repayment or retirement of any of our other Debt or any other Debt of our subsidiaries since the first day of the relevant four-quarter period had occurred on the first day of the period, except that, in making the computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of that Debt during the relevant period; and

•

in the case of any acquisition or disposition by us or any of our subsidiaries of any asset or group of assets, in any such case with a fair market value, determined in good faith by our board of directors, in excess of $1 million, since the first day of the relevant four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, that acquisition or disposition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

If the Debt giving rise to the need to make the calculation listed above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on that Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire relevant four-quarter period had been the applicable rate for the entire period. (Section 1005).

Secured Debt Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, secured by any lien on any of our property or assets or any of the property or assets of our subsidiaries, whether owned on the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt on a pro forma basis, the aggregate principal amount, determined on a consolidated basis in accordance with generally accepted accounting principles, of all of our outstanding Debt and all outstanding Debt of our subsidiaries which is secured by any lien on our property or assets or any lien on property or assets of our subsidiaries is greater than 40% of the sum of, without duplication:

•	our Total Assets and the Total Assets of our subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent those proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any of our subsidiaries since the end of the relevant fiscal quarter, including the proceeds obtained from the incurrence of that additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1006).

Maintenance of Total Unencumbered Assets. We will, and will cause our subsidiaries to, have at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all of our outstanding Unsecured Debt and the outstanding Unsecured Debt of our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1007).

The form senior and subordinated indentures do not contain any of the covenants described above and do not contain any other limitation on the amount of Debt of any kind which we or our subsidiaries may incur. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the amount of dividends or other distributions which we may pay to our stockholders.

Unless otherwise provided in the applicable prospectus supplement, each indenture will contain the following covenants:

Existence. Except as permitted under the provisions of the relevant indenture described in “—Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights, charter and statutory, and franchises; provided, however, that we will not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities outstanding under the indenture. (Section 1008 of the existing indenture and Section 1004 of the form senior and subordinated indentures).

Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection with our properties may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing of for value their respective properties in the ordinary course of business. (Section 1009 of the existing indenture and Section 1005 of the form senior and subordinated indentures).

Insurance. Unless otherwise provided in the applicable prospectus supplement, each indenture will require us to, and to cause each of our subsidiaries to, keep in force upon all of our properties and operations policies of insurance carried with responsible companies in amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability. (Section 1010 of the existing indenture and Section 1006 of the form senior and subordinated indentures).

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before they become delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon any of our income, profits or property or the income, profits or property of any subsidiary; and

•

all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary, provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. (Section 1011 of the existing indenture and Section 1007 of the form senior and subordinated indentures).

Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act, for so long as any debt securities are outstanding, we will, to the extent permitted under the Securities Exchange Act, file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) if we were so subject, on or prior to the respective dates by which we would have been required to file those documents. We will also in any event:

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transmit by mail to all holders of debt securities, as their names and addresses appear in the relevant security register, without cost to the holders and within 15 days after each required filing date, copies of the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to these sections; and

•

file with the applicable trustee, within 15 days after each required filing date, copies of the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to these sections.

Provided, however, that if filing these documents with the Securities and Exchange Commission is not permitted under the Securities Exchange Act, we will supply copies of these documents to any prospective holder of debt securities under the relevant indenture promptly upon written request and payment of the reasonable cost of duplication and delivery. (Section 1012 of the existing indenture and Section 1008 of the form senior and subordinated indentures).

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable prospectus supplement, each indenture will provide that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

•	default for 30 days in the payment of any interest on or any additional amounts payable in respect of any debt security of the series;

•	default in the payment of any principal of, or premium, if any, on, any debt security of the series at its maturity;

•	default in making any sinking fund payment as required for any debt security of the series;

•

default in the performance, or breach, of any other covenant or warranty contained in the applicable indenture, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than the series, continued for 60 days after written notice as provided in the indenture;

•

default under any bond, note, debenture or other evidence of indebtedness of ours or any of our subsidiaries, including an event of default with respect of any other series of debt securities, or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of ours or any of our subsidiaries which results in the acceleration of such indebtedness in an aggregate principal amount exceeding $20,000,000 or which constitutes a failure to pay at maturity or other scheduled payment date (after expiration of any applicable grace period) such indebtedness in an aggregate principal amount exceeding $20,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after notice to us by the trustee or to us and the trustee by the holders of at least 10% in aggregate principal amount of the outstanding debt securities of the series;

•	certain events of bankruptcy, insolvency or reorganization with respect to us or of any significant subsidiary; and

•	any other event of default provided with respect to that series of debt securities. (Section 501).

The term “significant subsidiary” means any subsidiary of ours which is a significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act as in effect on January 1, 1996).

If an event of default under any indenture with respect to debt securities of any series issued thereunder at the time outstanding occurs and is continuing, then in every such case the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal, or, if the debt securities of that series are original issue discount securities or indexed securities, a portion of the principal as may be specified in the terms thereof, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the applicable trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to debt securities of the series has been made and before a judgment of decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of the series may rescind, by written notice to us, and annul the declaration and its consequences if:

•

we shall have paid or deposited with the applicable trustee a sum sufficient to pay in the currency, currency unit or composite currency in which the debt securities of the series are payable, except as may be otherwise specified pursuant to the applicable supplemental indenture, including the principal of, and premium, if any, interest, if any, and additional amounts, if any, on the debt securities of the series, other than amounts which have become due and payable as a result of the acceleration, plus certain fees, expenses, disbursements and advances of the trustee; and

•

all events of default with respect to the debt securities, other than the nonpayment of the principal of, or premium, if any, or interest, on the debt securities of the series which have become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture. (Section 502).

Unless otherwise provided in the applicable prospectus supplement, the indentures will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of the series and any related coupons waive any past default with respect to the series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest or additional amounts, if any, on any debt security of the series; or

•

in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the modification or amendment. (Section 513).

Unless otherwise provided in the applicable prospectus supplement, the indentures will require each trustee to give notice to the holders of debt securities issued thereunder within 90 days of a default under the applicable indenture known to the trustee, unless that default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series, if a responsible officer of the trustee determines the withholding to be in the interest of the holders. (Section 601).

Unless otherwise provided in the applicable prospectus supplement, the indentures will provide that no holder of debt securities of any series issued thereunder or any related coupon may institute any proceeding, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of the failure of the applicable trustee, for 60 days, to act after it has received notice of a continuing event of default and a written request to institute proceedings in respect of the event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of reasonable indemnity, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series. (Section 507). Neither this provision nor any other provision in the applicable indenture will prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on or any additional amounts, if any, on the debt securities held by that holder at the respective due dates thereof. (Section 508).

Unless otherwise provided in the applicable prospectus supplement, the indentures will provide that, subject to provisions to each indenture relating to its duties in case of default, a trustee thereunder is under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders shall have offered to the trustee thereunder reasonable security or indemnity reasonably satisfactory to the trustee against costs, expenses and liabilities which might be incurred by it in compliance with the request or direction. (Section 602). Unless otherwise provided in the applicable prospectus supplement, the holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may take any other action deemed proper by it which is not inconsistent with the direction or may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the series not joining in the action. (Section 512).

Within 120 days after the close of each fiscal year, we must deliver to the relevant trustee a certificate, signed by one of several of our specified officers, stating whether or not the officer has knowledge of any noncompliance with all conditions and covenants under the applicable indenture and, if so, specifying the noncompliance and the nature and status thereof. (Section 1014 of the existing indenture and Section 1010 of the form senior and subordinated indentures).

Modification of the Forms of Indenture

Modifications and amendments of an indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued thereunder which are affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each such debt security affected by the modification or amendment:

•

change the stated maturity of the principal of, or premium, if any, on or any installment of principal of, or premium, if any, or interest, if any, on, or additional amounts, if any, with respect to, any debt security;

•

reduce the principal amount thereof or the rate or amount of interest thereon or any additional amounts payable in respect thereof, or any premium payable thereon, or change any of our obligations to pay additional amounts pursuant to the applicable indenture, or reduce the amount of the principal of an original issue discount debt security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or adversely affect any right of the holder of any debt security to repayment of the debt security at the holder’s option;

•

change any place of payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any debt security or any premium or interest thereon or any additional amounts in respect thereof is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of holder, on or after the repayment date, as the case may be;

•

reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such reduction, or the consent of whose holders is required for any waiver with respect to such series, of compliance with certain provisions of this indenture or certain defaults hereunder and their consequences, provided for in the applicable indenture, or reduce the requirements for quorum or voting specified in the applicable indenture;

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or covenants, except to increase the percentage required to effect the action or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification; or make any change that adversely affects the right, if any, to convert or exchange any debt security for common shares, preferred shares or other securities or property in accordance with its terms. (Section 902).

Each indenture provides that the holders of at least a majority in principal amount of all outstanding debt securities of any series issued thereunder have the right to waive our compliance with certain covenants and conditions in the indenture applicable to the series, including those described in the section of this prospectus captioned “Description of Debt Securities—Certain Covenants,” but no such waiver will extend to or affect the covenant or condition except to the extent so expressly waived, and, until the waiver will become effective, our obligation and the duties of the applicable trustee in respect of any such term, provision or condition will remain in full force and effect. (Section 1013 of the existing indenture and Section 1009 of the form senior and subordinated indentures).

Modifications and amendments of an indenture may be made by us and the applicable trustee without the consent of any holder of debt securities issued thereunder for any of the following purposes:

•

to evidence the succession of another person to us and the assumption by any such successor of our covenants under the applicable indenture and the debt securities issued under the applicable indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the applicable indenture;

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•

to add to or change any of the provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer debt securities, to permit bearer debt securities to be issued in exchange for registered debt securities, to permit bearer debt securities to be issued in exchange for bearer debt securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form, provided that any such action will not adversely affect the interests of the holders of debt securities of any series or any related coupons in any material respect;

•

to change or eliminate any of the provisions of the applicable indenture, provided that no such change or elimination will become effective with respect to the outstanding debt securities of any series issued hereunder which were first issued prior to the date of the change or elimination and which are entitled to the benefit of the provision;

•	to secure the debt securities issued thereunder;

•

to establish the form or terms of debt securities of any series issued thereunder and any related coupons as permitted by the indenture, including the provisions and procedures, if applicable, for the conversion of the debt securities into common shares or preferred shares;

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•

to cure any ambiguity, to correct or supplement any provision to the applicable indenture which may be defective or inconsistent with any other provision in the applicable indenture or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture, provided the action shall not adversely affect the interests of the holders of outstanding debt securities of any series or any related coupons in any material respect; or

•

to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the discharge, defeasance or covenant defeasance, as the case may be, of any series of debt securities pursuant to the indenture; provided that any such action will not adversely affect the interests of the holders of debt securities of the series and any related coupons or any other series of debt securities in any material respect. (Section 901).

Unless otherwise provided in the applicable prospectus supplement, the indentures will provide, that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of the debt securities for quorum purposes:

•

the principal amount of an original issue discount debt security that may be counted in making the determination or calculation and that will be deemed to be outstanding for that purpose will be equal to the amount of principal thereof that would be, or will have been declared to be, due and payable, at the time of the determination, upon a declaration of acceleration of the maturity thereof;

•

the principal amount of any debt security denominated in a foreign currency that may be counted in making the determination or calculation and that will be deemed outstanding for that purpose will be equal to the United States dollar equivalent, determined pursuant to the applicable indenture as of the date the debt security is originally issued by us, of the principal amount, or, in the case of an original issue discount debt security, the dollar equivalent as of such date of original issuance of the amount determined as provided in the first bullet point above of the debt security;

•

the principal amount of any indexed debt security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of the indexed debt security at original issuance, unless otherwise provided with respect to the debt security pursuant to the applicable indenture; and

•

debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of such other obligor will be disregarded and deemed not to be outstanding, except that, in determining whether the applicable trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the trustee knows to be so owned will be so disregarded. (Section 101).

The indentures will contain provisions for convening meetings of the holders of debt securities of a series issued thereunder. (Section 1501). The following provisions apply unless otherwise provided in the applicable prospectus supplement. A meeting may be called at any time by the applicable trustee and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of the series, in any such case upon written notice given as provided in the applicable indenture. (Section 1502). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and the related coupons, whether or not present or represented at the meeting. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum. (Section 1504).

Notwithstanding the provisions described above, unless otherwise provided in the applicable prospectus supplement, the indentures will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the request, demand, authorization, direction, notice, consent, waiver or other action, or by the holders of a specified percentage in principal amount of the outstanding debt securities of the series and one or more additional series,

•	there shall be no minimum quorum requirement for the meeting; and

•

the principal amount of the outstanding debt securities of the series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether any request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture. (Section 1504).

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, upon our request, any indenture shall cease to be of further effect with respect to any specified series of debt securities issued thereunder, except as to certain limited provisions of the indenture which shall survive, when either all debt securities of the series have been delivered to the trustee for cancellation, subject to certain exceptions, or all debt securities of the series have become due and payable or will become due and payable at their stated maturity within one year, or, if redeemable, are scheduled for redemption within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities and any coupons appertaining thereto are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and premium, if any, and interest to the date of such deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

Each indenture provides that, unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities issued thereunder either:

•

to defease and be discharged from any and all obligations with respect to the outstanding debt securities, except, among other things, for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) (“defeasance”) (Section 1402); or

•

to be released from our obligations with respect to the debt securities under the applicable covenants described above under the caption “Certain Covenants”, except that we will remain subject to the covenant to preserve and keep in full force and effect our corporate existence, except as permitted under the provisions described under “—Merger, Consolidation or Sale”, and, if provided pursuant to the indenture, our obligations with respect to any other covenants applicable to the debt securities of the series and any coupons on and after the date the conditions to defeasance and/or covenant defeasance are satisfied, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the debt securities. (“covenant defeasance”) (Section 1403).

In either case, the discharge, defeasance or covenant defeasance shall occur upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable at stated maturity or, if applicable, upon redemption, or Government Obligations, or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and premium, if any, and interest, if any, on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

Such a trust may only be established if, among other things:

•

we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the outstanding debt securities and any coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture;

•

if the monies or Government Obligations or combination thereof, as the case may be, deposited are sufficient to pay the outstanding debt securities of the series provided the debt securities are redeemed on a particular redemption date, and we have given the applicable trustee irrevocable instructions to redeem the debt securities on that date and provided notice of the redemption to holders as provided in the indenture; and

•

no event of default or event which with notice or lapse of time or both would become an event of default with respect to debt securities and any coupons shall have occurred and be continuing on the date of, or, solely in the case of events of default described in the sixth bullet of the first paragraph under “—Events of Default, Notice and Waiver” above, during the period ending on the 91st day after the date of, such deposit into trust. (Section 1404).

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•

the holder of a debt security of the series is entitled to, and does, elect to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of such debt security; or

•	a Conversion Event occurs in respect of the currency, currency unit or composite currency in which the deposit has been made; then:

the indebtedness represented by such debt security and any coupons shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, if any, and interest, if any, on such debt security as it becomes due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or the Conversion Event. (Section 1405).

In the event we effect covenant defeasance with respect to the debt securities of any series and the debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the amount of monies and Government Obligations deposited with the applicable trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of their stated maturity or at the time of the acceleration resulting from such event of default. In any such event, we would remain liable to make payment of amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Subordination of Subordinated Securities

The payment of the principal of, and premium, if any, interest, if any, and any additional amounts payable on the subordinated debt securities will be subordinated as set forth in the subordinated indenture in right of payment to the prior payment of all of our Senior Indebtedness whether outstanding on the date of the subordinated indenture or thereafter incurred. (Section 1601 of the subordinated indenture). At September 30, 2007, we had approximately $1,540,000 of Senior Indebtedness outstanding. There are no restrictions in the subordinated indenture upon the incurrence of additional Senior Indebtedness.

Unless otherwise provided in the applicable prospectus supplement, the subordinated indenture will provide that, in the event

•

of any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshaling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties which complies with the requirements of Article Eight of the subordinated indenture (described above under “Merger, Consolidation or Sale”);

•

that a default shall have occurred and be continuing with respect to the payment of principal of, or premium, if any, or interest on or any additional amounts payable in respect of any Senior Indebtedness; or

•

that the principal of the subordinated debt securities of any series issued under the subordinated indenture, or in the case of original issue discount securities, the portion of the principal amount thereof referred to in Section 502 of the subordinated indenture, shall have been declared due and payable pursuant to Section 502 of the subordinated indenture, and such declaration shall not have been rescinded and annulled as provided in Section 502; then:

(1) in a circumstance described in the first two bullet points above, the holders of all Senior Indebtedness, and in the circumstance described in the third bullet point above, the holders of all Senior Indebtedness, other than other obligations, outstanding at the time the principal of such subordinated debt securities issued under the subordinated indenture, or in the case of original issue discount securities, such portion of the principal amount, shall have been so declared due and payable, shall first be entitled to receive payment of the full amount due thereon in respect of principal, premium, if any, interest and additional amounts, or provision shall be made for such payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment on account of the principal of, or premium, if any, or interest, if any, on or any additional amount in respect of the indebtedness evidenced by the subordinated debt securities;

(2) any payment by us, or distribution of our assets, of any kind or character, whether in cash, property or securities, other than our securities as reorganized or readjusted or our securities or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordinated indenture with respect to the subordinated debt securities, the payment of all Senior Indebtedness, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment, to which the holders of any of the subordinated debt securities would be entitled except for the subordination provisions of the subordinated indenture shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the subordinated debt securities under the subordinated indenture; and

(3) in the event that, notwithstanding the foregoing, any payment by us, or distribution of our assets of, of any kind or character, whether in cash, property or securities, other than our securities as reorganized or readjusted or our securities or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordinated indenture with respect to the subordinated debt securities, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment, shall be received by the holders of the subordinated debt securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

By reason of such subordination in favor of the holders of Senior Indebtedness in the event of insolvency, certain of our general creditors, including holders of Senior Indebtedness, may recover more, ratably, than the holders of the subordinated debt securities.

Convertible Debt Securities

If set forth in the applicable prospectus supplement, debt securities of any series may be convertible into common stock or other securities on the terms and subject to the conditions set forth in the prospectus supplement.

The applicable prospectus supplement may set forth limitations on the ownership or conversion of convertible debt securities intended to protect our status as a REIT for United States federal income tax purposes.

Reference is made to the sections captioned “Description of Common Stock,” and “Description of Preferred Stock” for a general description of securities which may be issued upon the conversion of convertible debt securities.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), or such other depository as may be identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in a prospectus supplement, debt securities that are represented by a global security will be issued in any authorized denomination and will be issued in registered or bearer form.

We anticipate that any global securities will be deposited with, or on behalf of DTC, and that the global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

Unless otherwise specified in the applicable prospectus supplement, each global security of any series will be exchangeable for certificated debt securities of the same series only if:

•

DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Securities Exchange Act, if so required by applicable law or regulation, and, in either case, a successor depository is not appointed by us within 90 days after we receive such notice or become aware of any ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•

there shall have occurred and be continuing an event of default under the indenture with respect to the debt securities of the series and beneficial owners representing a majority in aggregate principal amount of the debt securities represented by global securities advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like series, rank, tenor and terms, equal in principal amount to such beneficial interest, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by DTC’s relevant participants, as identified by DTC, to the applicable trustee. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

The following is based on information furnished to us:

DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee. One fully registered debt security certificate will be issued with respect to each $400 million, or another amount as shall be permitted by DTC from time to time, of principal amount of the debt securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of the series.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn recorded on the direct and indirect participants’ records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are accomplished by entries made on the books of direct and indirect participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except under the circumstances described above.

To facilitate subsequent transfers, the debt securities are registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the direct participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and Indirect participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date, identified on a list attached to the omnibus proxy.

Principal payments, premium payments, if any, and interest payments, if any, on the debt securities will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and are the responsibility of such direct and indirect participants and not of DTC, the applicable trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, and premium, if any, and interest, if any, to DTC is our responsibility or the responsibility of the applicable trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of direct and indirect participants.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a Beneficial Owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participant, to the applicable trustee, and shall effect delivery of interest in a global security by causing the direct participant to transfer the participant’s interest in the global security or securities representing interest, on DTC’s records, to the trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participants on DTC’s records.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the applicable trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depository. In that event, debt security certificates will be printed and delivered as described above.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Neither we, the applicable trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to any beneficial interest.

Certain Definitions

Except as set forth below under the definition of “Senior Indebtedness,” which relates solely to the subordinated indenture, below are certain defined terms used in the indentures. Reference is made to the applicable indenture for a full disclosure of all defined terms, as well as any other terms used in this prospectus for which no definition is provided.

“Acquired Debt” means Debt of a person:

•	existing at the time that person is merged or consolidated with or into, or becomes a subsidiary of, us; or

•	assumed by us or any of our subsidiaries in connection with the acquisition of assets from that person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into, or becomes a subsidiary of, us or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, our interest expense and the interest expense of our subsidiaries for such period, including, without duplication, (1) all amortization of debt discount, (2) all accrued interest, (3) all capitalized interest, and (4) the interest component of capitalized lease obligations, determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Income Available for Debt Service” for any period means our Consolidated Net Income and the Consolidated Net Income of our subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;

•	provision for taxes based on income;

•	amortization of debt discount and deferred financing costs;

•	provisions for gains and losses on sales or other dispositions of properties and other investments;

•	property depreciation and amortization;

•	the effect of any non-cash items resulting from a change in accounting principles in determining Consolidated Net Income; and

•	amortization of deferred charges, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Net Income” for any period means the amount of net income, or loss, for us and our subsidiaries for such period, excluding, without duplication, extraordinary items and the portion of net income, but not losses, for us and our subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by us or one of our subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Conversion Event” means the cessation of use of:

•

a foreign currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

“Debt” means, with respect to any person, any indebtedness of that person, whether or not contingent, in respect of:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•	indebtedness secured by any lien on any property or asset owned by such person, but only to the extent of the lesser of:

•	the amount of indebtedness so secured; and

•	the fair market value, determined in good faith by the board of directors of such person or, in our case or the case of a subsidiary, by our board of directors, of the property subject to such lien;

•

reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

•	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with generally accepted accounting principles.

Debt also includes, to the extent not otherwise included, any obligation of that person to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Debt of the types referred to above of another person, it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof.

“Government Obligations” means securities which are:

•

direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer.

Government Obligations shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Senior Indebtedness” means:

•	the principal of, and premium, if any, and unpaid interest, if any, on indebtedness for money borrowed or evidenced by a bond, note, debenture or similar instrument;

•	purchase money and similar obligations;

•	obligations under capital leases;

•

guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness and obligations of others of the types referred to in the first three bullet points above;

•	renewals, extensions and refunding of any such indebtedness or obligations;

•	interest in respect of any such indebtedness or obligations accruing after the commencement of any insolvency or bankruptcy proceedings; and

•	obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements;

unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in all of the bullet points above expressly provides that the indebtedness or obligation is subordinate or junior in right of payment to all of our other indebtedness or is not senior in right of payment to the subordinated debt securities or ranks pari passu with or subordinate to the subordinated debt securities in right of payment.

“Total Assets” means the sum of, without duplication, Undepreciated Real Estate Assets and all other assets, excluding accounts receivable and intangibles, of ours and our subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Total Unencumbered Assets” means the sum of, without duplication, those Undepreciated Real Estate Assets which are not subject to a lien securing Debt and all other assets, excluding accounts receivable and intangibles, of ours and our subsidiaries not subject to a lien securing Debt, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Undepreciated Real Estate Assets” means, as of any date, the cost, original cost plus capital improvements, of our real estate assets and the real estate assets of our subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unsecured Debt” means Debt of ours or any of our subsidiaries which is not secured by a lien on any property or assets of ours or any of our subsidiaries.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate and will apply to the preferred stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of preferred stock may specify different or additional terms. The description of certain provisions of the preferred stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and the articles supplementary relating to each series of the preferred stock, which will be filed as an exhibit to the registration statement of which this prospectus is a part or incorporated by reference.

General

We have authority to issue up to 20,000,000 shares of preferred stock, 4,000,000 of which are designated 6.75% Series C Cumulative Redeemable Preferred Stock and 3,000,000 of which are designated 6.75% Series D Cumulative Redeemable Preferred Stock. As of September 30, 2007, 4,000,000 shares of our 6.75% Series C Cumulative Redeemable Preferred Stock and 3,000,000 shares of our 6.75% Series D Cumulative Redeemable Preferred Stock were outstanding.

On January 29, 2004, we redeemed all outstanding shares of our 8 1/2% Series A Cumulative Redeemable Preferred Stock at a redemption price of $25.17118 per share. From the redemption date forward, dividends on the Series A Preferred Stock will no longer accrue. On March 11, 2004, we reclassified all shares of our 8 1/2% Series A Cumulative Redeemable Preferred Stock as shares of preferred stock without further designation.

On September 14, 2007, we redeemed all outstanding shares of our 8.08% Series B Cumulative Redeemable Preferred Stock at a redemption price of $25.42644 per share. From the redemption date forward, dividends on the Series B Preferred Stock will no longer accrue.

Under our charter, our board of directors is authorized without further stockholder action to provide for the issuance, from time to time, of up to the then remaining authorized but unissued shares of our preferred stock (including redeemed shares returned to the status of authorized but unissued shares and available for future issuance and reclassification), in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock adopted, at any time or from time to time, by our board of directors. As used in this section, the term “board of directors” includes any duly authorized committee thereof. The issuance of the preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth in the applicable articles supplementary or other instrument establishing the terms applicable to a particular series of the preferred stock. Reference is made to such articles supplementary or instrument applicable to the particular series of the preferred stock for specific terms, including:

•	the designation and stated value per share of such preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the rank of such shares in respect of the payment of dividends and upon liquidation;

•	the dividend rate or method of calculation, the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

6.75% Series C Cumulative Redeemable Preferred Stock

We currently have outstanding 4,000,000 shares of our 6.75% Series C Cumulative Redeemable Preferred Stock, or Series C Preferred Stock. Dividends are cumulative on our Series C Preferred Stock from and including the original issue date in the amount of approximately $1.6875 per share each year, which is equivalent to 6.75% of the $25.00 per share liquidation preference. Dividends on our Series C Preferred Stock are payable quarterly in arrears. Our Series C Preferred Stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. In respect of the payment of dividends and other distributions of our assets, including distributions upon liquidation, dissolution or winding up, our Series C Preferred Stock ranks senior to our common stock, and on parity with our Series D Preferred Stock, and will rank on parity with any future class or series of our preferred stock the terms of which so provide. Our Series C Preferred Stock is not redeemable prior to March 15, 2009, except in limited circumstances to preserve our status as a REIT. On and after March 15, 2009, we may, at our option, redeem our Series C Preferred Stock, in whole or from time to time in part, for a cash redemption price equal to $25.00 per share together with (except in limited circumstances) all accrued and unpaid dividends on such Series C Preferred Stock to the date fixed for redemption. Holders of our Series C Preferred Stock generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more dividend periods (whether or not consecutive) and in certain other circumstances. Our Series C Preferred Stock is not convertible into or exchangeable for any other of our property or securities.

6.75% Series D Cumulative Redeemable Preferred Stock

We currently have outstanding 3,000,000 shares of our 6.75% Series D Cumulative Redeemable Preferred Stock, or Series D Preferred Stock. Dividends are cumulative on our Series D Preferred Stock from and including the original issue date in the amount of approximately $1.6875 per share each year, which is equivalent to 6.75% of the $25.00 per share liquidation preference. Dividends on our Series D Preferred Stock are payable quarterly in arrears. Our Series D Preferred Stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. In respect of the payment of dividends and other distributions of our assets, including distributions upon liquidation, dissolution or winding up, our Series D Preferred Stock ranks senior to our common stock, and on parity with our Series C Preferred Stock, and will rank on parity with any future class or series of our preferred stock the terms of which so provide. Our Series D Preferred Stock is not redeemable prior to December 9, 2009, except in limited circumstances to preserve our status as a REIT. On and after December 9, 2009, we may, at our option, redeem our Series D Preferred Stock, in whole or from time to time in part, for a cash redemption price equal to $25.00 per share plus (except in limited circumstances) accrued and unpaid dividends on such Series D Preferred Stock to the date fixed for redemption. Holders of our Series D Preferred Stock generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. Our Series D Preferred Stock is not convertible into or exchangeable for any other of our property or securities.

The articles supplementary for our Series C Preferred Stock and Series D Preferred Stock, as well as our charter and bylaws, contain, and the articles supplementary applicable to a particular series of the preferred stock may contain, restrictions on the ownership and transfer of shares of our capital stock, which are intended to help preserve our status as a REIT for federal income tax purposes. See “Restrictions on Transfers of Capital Stock; Redemption; REIT Status” in this prospectus.

DESCRIPTION OF COMMON STOCK

The following description of the common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate and will apply to the common stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The description of the common stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our charter and bylaws.

General

As of October 31, 2007, there were 50,780,956 shares of common stock outstanding. In addition, as of September 30, 2007, there were 2,729,111 shares of common stock reserved for issuance upon the exercise of options under our stock option plans and 1,245,028 shares of common stock were reserved for issuance under our dividend reinvestment plan. Our common stock is listed on the New York Stock Exchange under the symbol “BRE.” Mellon Investor Services LLC is the transfer agent and registrar of our common stock.

The holders of common stock are entitled to one vote for each share held at all meetings of our stockholders, except meetings at which only holders of another specified class or series of capital stock are entitled to vote. The holders of common stock are entitled to vote for the election of directors, however, stockholders do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the shares voting for the election of directors can elect our entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock, including the preferential rights of the holders of our 6.75% Series C Cumulative Redeemable Preferred Stock (Series C Preferred Stock) and 6.75% Series D Cumulative Redeemable Preferred Stock (Series D Preferred Stock). The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock. Dividends may be paid in money, property or by the issuance of our fully paid capital stock. Bank credit agreements that we may enter into and debt securities that we may issue may restrict our ability to declare or pay dividends on our common stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of common stock are fully paid and not subject to assessments by us.

The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers and other rights and interests of holders of common stock and, under certain circumstances, could make it more difficult for a third party to gain control of us and could have the effect of delaying or preventing an attempted takeover.

For example, so long as the shares of our existing series of preferred stock are outstanding, we may not declare any dividends on any shares of our common stock or any of our other stock ranking as to dividends or distributions of assets junior to such series of preferred stock—we refer to this common stock and any such other stock as junior stock—or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of junior stock or make any distribution in respect of any shares of junior stock, whether in cash or property or in obligations of our stock, other than in junior stock which is neither convertible into, nor exchangeable or exercisable for, any of our securities other than junior stock, and except for the redemption of our stock pursuant to certain provisions of our charter related to our qualification as a REIT unless full dividends, including dividends for prior dividend periods, have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of those dividends set apart for payment on all outstanding shares of our preferred stock, other than junior stock, as defined above.

CERTAIN PROVISIONS OF MARYLAND LAW, OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable Maryland law and our charter and bylaws.

Defensive Provisions of Maryland Law and Our Charter and Bylaws

Certain provisions of Maryland law, our charter and bylaws may have the effect of deterring a takeover or change in control. These provisions currently include:

•

the requirement that 70% of the outstanding shares of voting stock approve certain mergers, sales of assets or other business combinations involving stockholders owning 10% or more of then outstanding voting shares, unless the transaction is recommended by our board of directors and a majority of those of our directors qualifying as continuing directors under our charter, or meets certain fair price criteria;

•

the requirement that our directors may be removed by our stockholders only for “cause” and only by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote generally in the election of directors, subject to the rights of the holders of any series of our preferred stock then outstanding, and that vacancies on our board of directors may be filled by action of the remaining directors;

•

the requirement that 70% of the outstanding shares of voting stock approve amendments to certain provisions of our charter at a time when a person is a related person (generally defined in our charter as a holder of, or an affiliate of a holder of, a 10% beneficial ownership interest in us), unless the amendment is also approved by those of our directors qualifying as continuing directors under our charter;

•	the right of our board of directors, by resolution, to fix the number of directors within the range set forth in our charter;

•	a prohibition on certain stock repurchases by us from a holder of 5% or more of the outstanding voting shares for a price exceeding fair market value unless certain conditions are met;

•	a requirement that stockholder action without a meeting be taken by unanimous written consent;

•

the requirement that our stockholders have the right to call a special meeting only upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast by the stockholders at such meeting;

•

the provision that the power to adopt, amend, repeal or rescind our bylaws is vested in our board of directors; our bylaws state that our stockholders have no power to adopt, amend, repeal or rescind our bylaws; and

•

protection for Maryland corporations against unsolicited takeovers under Maryland law which limits, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholders rights plan, (c) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act (to the extent either Act is applicable), or (d) act or fail to act solely because of the effect that the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

Furthermore, Maryland law imposes certain restrictions on business combinations with a greater than ten percent stockholder or its affiliates unless a corporation has elected not to be governed by these provisions. We have made such an election in our charter and therefore we are not subject to these provisions; however, our charter does contain similar provisions, including those referred to in the first, third and fifth bullet points above. In addition, the control share provisions of Maryland law eliminate the voting rights of any shares of voting stock held by a person to the extent such shares exceed 10% of the outstanding voting stock of a Maryland corporation, and permits the corporation to redeem any such shares at the fair value of the stock, unless the corporation’s charter or bylaws state that it has elected not to be governed by these provisions. We have made such an election in our charter and therefore we are not subject to these provisions. See “—Control Share Acquisitions” below.

Amendment of the Charter

Our charter may be amended upon action of our board of directors declaring the amendment advisable, followed by the requisite vote of the outstanding shares of capital stock entitled to vote generally in the election of directors. The requisite stockholder vote generally is a majority of the votes entitled to be cast. However, amendments to certain provisions at a time when a person is a “related person” (generally defined in our charter as a holder of, or an affiliate of a holder of, a 10% beneficial ownership interest in us) require a 70% vote unless the amendment is also approved by those of our directors qualifying as “continuing directors” under our charter. The provisions of our charter that may require the higher vote include those relating to our capital stock, our board of directors, the limitation of liability and indemnification of our directors and officers, restrictions on transfer of our stock to preserve our status as a REIT, business combinations, restrictions on the acquisition by us or by our subsidiaries of certain shares of our stock, exemptions from the Maryland control share acquisition statute and the Maryland business combination statute, and the procedures for amendment of the charter.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that shares of a Maryland corporation that are acquired in a “control share acquisition,” which is defined as the acquisition of shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of three ranges of voting power (one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power), have no voting rights except:

•	if approved by stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all “interested shares;” or

•	if the acquisition of the shares has been approved or exempted at any time before the acquisition of the shares.

The Maryland Control Share Acquisition Act is applicable to a publicly traded Maryland corporation unless its charter or bylaws specifically provide that it shall be inapplicable.

Article X of our charter provides that the Maryland Control Share Acquisition Act shall not apply to us. Any amendment to this provision would require the approval of stockholders by a vote of 70% of the then outstanding shares of our common stock.

RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK; REDEMPTION; REIT STATUS

Our charter provides that any stockholder must, upon demand, disclose to our board of directors in writing such information with respect to such stockholder’s direct and indirect ownership of the shares of our stock as we deem necessary to permit us to comply or to verify compliance with the REIT provisions of the Internal Revenue Code, or the requirements of any other taxing authority. Our charter further provides that if our board of directors determines in good faith that direct or indirect ownership of shares of our stock has or may become concentrated to an extent that would prevent us from qualifying as a REIT we may prevent the transfer of stock, or call for redemption, by lot or by other means affecting one or more stockholders selected at the sole discretion of our board of directors, of a number of shares of stock sufficient in our opinion to maintain or bring the direct or indirect ownership of our stock into conformity with the requirements for maintaining our status as a REIT.

If we redeem common stock for these purposes, our charter provides that the redemption price will be:

•	the last reported sale price of the shares on the last business day prior to the redemption date on the principal national securities exchange on which the shares are listed or admitted to trading;

•

if the shares are not so listed or admitted to trading, the mean between the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected by our board for such purpose; or

•	if not determined by the preceding methods, as determined in good faith by our board of directors.

If we redeem or refund preferred stock for these purposes, the redemption price will typically be as set forth in the applicable articles supplementary establishing the terms of the preferred stock. Typically, this would be an amount equal to the liquidation preference plus accrued and unpaid dividends to the date fixed for redemption, except for any dividends having a record date prior to the date fixed for redemption and a payment date after, which will be paid to the holders as of the record date notwithstanding redemption prior to the dividend payment date.

From and after the date we fix for redemption, our charter provides that the holder of any shares of stock so called for redemption will cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such shares, excepting only the right to payment of the redemption price without interest.

In addition, the articles supplementary with respect to the Series D Preferred Stock provide that, subject to certain exceptions, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% of the value of our outstanding capital stock as a result of their ownership of the Series D Preferred Stock.

Our bylaws provide that, whenever we determine it is reasonably necessary to protect our status as a REIT, we may require a statement or affidavit from each stockholder or proposed transferee setting forth the number of shares already owned by such stockholder or transferee or any related person. Our bylaws further provide that if, in the opinion of our board of directors, any proposed transfer would jeopardize our status as a REIT:

•	we may refuse to permit such transfer;

•	any attempt to transfer as to which we have refused permission will be void and of no effect to transfer any legal or beneficial interest in the shares; and

•	all contracts for the sale or other transfer of shares are subject to these restrictions.

These provisions may also have the effect of preventing acquisition of control of us unless our board of directors determines that maintenance of our status as a REIT is no longer in our best interests.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material United States federal income tax considerations regarding our election to be taxed as a REIT and the ownership and disposition of certain of the securities offered by this prospectus. This summary is based on current law, is for general information only and is not tax advice. The anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

This summary assumes that the securities offered by this prospectus are held as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). Your tax treatment will vary depending on the terms of the specific securities that you acquire, as well as your particular situation. The material federal income tax considerations relevant to your ownership of the particular securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. This discussion does not purport to deal with all aspects of taxation that may be relevant to holders in light of their personal investment or tax circumstances, or to holders who receive special treatment under the federal income tax laws except to the extent discussed specifically herein. Holders of securities offered by this prospectus receiving special treatment include, without limitation:

•	banks, insurance companies or other financial institutions;

•	broker-dealers;

•	traders;

•	expatriates;

•	tax-exempt organizations;

•	persons who are subject to alternative minimum tax;

•	persons who hold their securities offered by this prospectus as a position in a “straddle” or as part of a “hedging,” “conversion” or other risk reduction transaction;

•	persons deemed to sell their securities offered by this prospectus under the constructive sale provisions of the Internal Revenue Code;

•	United States persons that have a functional currency other than the United States dollar;

•	except to the extent specifically discussed below, non-U.S. holders (as defined below);

•	REITs or regulated investment companies; or

•	partnerships or other entities treated as partnerships for United States federal income tax purposes and partners in such partnerships.

In addition, this discussion does not address any state, local or foreign tax consequences of ownership of the securities offered by this prospectus or our election to be taxed as a REIT.

The information in this summary is based on:

•	the Internal Revenue Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the Internal Revenue Service that we qualify as a REIT, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

You are urged to consult your tax advisor regarding the specific tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of the securities offered by this prospectus, including the federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of the Company

General. We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective upon our formation on May 22, 1970. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our first taxable year. We currently intend to continue to operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See the section below entitled “—Failure to Qualify.”

The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and operation of a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof.

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ending December 31, 1997, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See “—Failure to Qualify.” Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that typically results from investment in a C corporation. A C corporation generally is required to pay tax at the corporate-level. Double taxation generally means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay federal income tax, however, as follows:

•	First, we will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under certain circumstances.

•

Third, if we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•

Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (b) the amount by which 95% of our gross income (90% for our taxable years ended on or prior to December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

Sixth, if we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset test) discussed below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

Seventh, if we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•

Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Ninth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition gain assume that certain elections specified in applicable Treasury Regulations are either made or forgone, by us or by the entity from which the assets are acquired, in each case, depending on the date such acquisition occurred.

•

Tenth, we will be subject to a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. See “—Ownership of Interests in Taxable REIT Subsidiaries.” Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Requirements for Qualification as a REIT. The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

(4)	that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), specified tax-exempt entities generally are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described under the heading “Restrictions on Transfers of Capital Stock; Redemption; REIT Status.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies. We own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and limited liability companies below in “—Tax Aspects of the Partnerships and Limited Liability Companies.” The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In such a case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

Ownership of Interests in Qualified REIT Subsidiaries. We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code, including the REIT qualification tests. Thus, in applying the federal tax requirements described in this prospectus, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such corporations are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below in “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are not satisfied. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See “—Asset Tests.”

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from certain investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

•

The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary.

•

Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•

We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT.

Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. The hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Any income we derive from a hedging transaction will be nonqualifying income for purposes of the 75% gross income test. Except to the extent provided by Treasury Regulations, however, income from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005, will be qualifying income for purposes of the 95% gross income test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from such a hedging transaction entered into on or after January 1, 2005 that is clearly identified as such as specified in the Internal Revenue Code will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of the Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by partnerships, limited liability companies or qualified REIT subsidiaries in which we own an interest, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the Internal Revenue Service may contend that one or more of these sales is subject to the 100% penalty tax.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to reflect their respective incomes clearly. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Asset Tests. At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities other than those securities included in the 75% asset test.

Third, of the investments included in the 25% asset class and except for certain investments in other REITs, and our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, certain “straight debt” securities. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purposes certain securities described in the Internal Revenue Code. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 20% asset test is effective for taxable years ending after December 31, 2000.

We own stock of certain corporations which have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these corporations qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We or one or more of our taxable REIT subsidiaries may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value. We may from time to time make loans which must qualify under the “straight debt safe harbor” in order to satisfy the 10% value limitation described above. We believe, based on the advice of our tax counsel, that all such loans we have made have qualified under this safe-harbor. However, there is relatively little authority interpreting this safe-harbor and, as a result, there can be no assurance that the Internal Revenue Service would not take a contrary position.

The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, limited liability companies or qualified REIT subsidiaries) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to a partnership or limited liability company. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any quarter as may be required to cure any noncompliance. With respect to our taxable years ended on or before December 31, 2004, if we failed to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above do not apply, we would cease to qualify as a REIT.

Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income items over 5% of our “REIT taxable income,” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

In general, we must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for such year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. However, dividends we declare during the last three months of a taxable year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. The amount distributed must not be preferential (i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than according to its dividend rights as a class). To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to borrow funds or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent the amounts we actually distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) are less than the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and capital gain net income on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

In addition, the Internal Revenue Code provides certain limitations on the utilization of losses allocable to leased property owned by a partnership having both taxable and tax-exempt partners. Currently, it is unclear how the transition rules and effective dates will apply to entities such as the partnerships in which we own an interest and that have tax-exempt partners. However, the Internal Revenue Service issued notices stating that it will not apply this provision to partnerships for taxable years beginning before the dates specified in such notices based solely on the fact that a partnership had both taxable and tax-exempt partners. It is important to note that these notices only provide relief for our partnerships through their taxable years ending December 31, 2006. Accordingly, commencing with our taxable year beginning January 1, 2007, unless Congress passes corrective legislation which addresses this issue or some other form of relief, certain losses (if any) generated with respect to properties owned by any partnerships in which we own an interest that also have tax-exempt partners may be disallowed until future years. This could increase the amount of distributions we are required to make in a particular year in order to meet the REIT distribution requirements and also could increase the portion of distributions to its stockholders that are taxable as dividends.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Commencing with our taxable year beginning January 1, 2005, specified cure provisions are available to us in the event that we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships and Limited Liability Companies

General. We own, directly or indirectly, interests in various partnerships and limited liability companies which we expect to be treated as partnerships (or disregarded entities) for federal income tax purposes. We may own additional partnerships and limited liability companies in the future. In general, entities that are classified as partnerships (or disregarded entities) for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their pro rata shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our allocable share of the foregoing items, based on the partnership agreement, for purposes of computing our REIT taxable income. For purposes of applying the REIT income and asset tests, we include our allocable share of the income generated by and the assets held by the partnerships and limited liability companies in which we own an interest, including their shares of the income and assets of any subsidiary partnerships and limited liability companies, based on our capital interests in such entities. See “—Taxation of the Company.”

Our ownership of interests in such partnerships and limited liability companies involves special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships (or disregarded entities), as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests or the REIT income tests (see “—Taxation of the Company—Asset Tests” and “—Taxation of the Company—Income Tests”). This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation (an “eligible entity”) may elect to be taxed as a partnership or disregarded entity for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity for federal income tax purposes unless it elects otherwise. All of the partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. These allocations could cause us to be allocated (i) lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution, and (ii) taxable gain in the event of a sale of such contributed properties in excess of the economic or book income allocated to us of as a result of the sale, with a corresponding benefit to the contributing partners or members. As a result, these allocations could make it more difficult for us to satisfy the REIT distribution requirements or could increase the portion of our distributions treated as a taxable dividend.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisor regarding the effect of state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in the notes.

Taxation of Holders of Our Stock

The following summary describes certain of the United States federal income tax consequences of owning and disposing of our stock.

Taxable U.S. Stockholders Generally

If you are a “U.S. holder,” as defined below, this section applies to you. Otherwise, the next section, “Non-U.S. Stockolders,” applies to you.

Definition of U.S. Holder. A “U.S. holder” is a beneficial holder of capital stock or debt securities who is:

•	a citizen or resident of the United States;

•

a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

•	an estate the income of which is subject to federal income taxation regardless of its source; or

•

a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. holders.

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than capital gain dividends and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable U.S. holders as ordinary income. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in its shares of our stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. These gains may be taxable to non-corporate U.S. holders at a 15% or 25% rate. U.S. holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our preferred stock in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of such stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

•

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid the capital gains tax imposed on it on the designated amounts included in the U.S. holder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•

in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the Internal Revenue Service.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. holder of our shares will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Stock. If a U.S. holder sells or disposes of shares of our stock to a person other than us, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the stock for more than one year. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption of Our Stock. A redemption of shares of our stock will be treated under Section 302 of the Internal Revenue Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder;

•	results in a “complete termination” of the U.S. holder’s stock interest in the Company; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder;

all within the meaning of Section 302(b) of the Internal Revenue Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares of capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time of the redemption, U.S. holders are advised to consult their tax advisors to determine the appropriate tax treatment.

If a redemption of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder’s adjusted basis in the redeemed shares for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under “—Dispositions of Our Stock.”

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as “capital gain dividends.” The currently applicable provisions of the federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

Backup Withholding

We report to our U.S. holders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a holder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the holder’s federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See “—Non-U.S. Stockholders.”

Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of shares of our stock generally will not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt holder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” We do not believe that we have been classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our holders. However, because our stock is publicly traded, we cannot guarantee that this has been or will always be the case.

Non-U.S. Stockholders

The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-U.S. holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of our stock, including any reporting requirements.

Distributions Generally. Distributions that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the non-U.S. holder’s adjusted basis in our stock, but rather will reduce the adjusted basis of such common stock. To the extent that these distributions exceed a non-U.S. holder’s adjusted basis in our stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

Except with respect to certain distributions attributable to the sale of United States real property interests as described below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files with us an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate; or

•	the non-U.S. holder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

(1)	the investment in our stock is treated as effectively connected with the non-U.S. holder’s United States trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

(2)	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the Internal Revenue Service 35% of any distribution to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 35% of a distribution to the non-U.S. holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder’s United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will be treated as ordinary dividend distributions.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the common stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the Internal Revenue Service a refund to the extent of the non-U.S. holder’s proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

Sale of Our Stock. Gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally will not be subject to United States taxation unless such stock constitutes a “United States real property interest” within the meaning of FIRPTA. Our stock will not constitute a “United States real property interest” so long as we are a “domestically-controlled qualified investment entity.” A “domestically-controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a “domestically-controlled qualified investment entity.” Even if we have been a “domestically-controlled qualified investment entity,” because our capital stock is publicly traded, no assurance can be given that we will continue to be a “domestically-controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale or exchange of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our stock is treated as effectively connected with the non-U.S. holder’s United States trade or business or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of United States real property interest if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our stock within 30 days after such ex-dividend date.

Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non-U.S. holder sells or exchanges our stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a “United States real property interest” if:

(1)	our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and

(2)	such non-U.S. holder owned, actually and constructively, 5% or less of our stock throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the common stock would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price.

Backup Withholding Tax and Information Reporting. Generally, we must report annually to the Internal Revenue Service the amount of dividends paid to a non-U.S. holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the Internal Revenue Service may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an Internal Revenue Service Form W-8BEN or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the Internal Revenue Service.

Taxation of Holders of Our Debt Securities

The following summary describes certain of the principal United States federal income tax consequences of owning and disposing of our debt securities. This discussion assumes the debt securities will be issued without original issue discount, sometimes referred to as “OID.” If one or more series of debt securities are issued with OID, disclosure concerning the tax considerations arising therefrom will be included with the applicable prospectus supplement.

Taxable U.S. Holders of Our Debt Securities

Stated Interest. U.S. holders generally must include interest on the debt securities in their federal taxable income as ordinary income:

•	when it accrues, if the U.S. holder uses the accrual method of accounting for United States federal income tax purposes; or

•	when the U.S. holder actually or constructively receives it, if the U.S. holder uses the cash method of accounting for United States federal income tax purposes.

If we redeem or otherwise repurchase the debt securities, we may be obligated to pay additional amounts in excess of stated principal and interest. We intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of this additional payment. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with such U.S. holder’s method of accounting for United States federal income tax purposes. If the Internal Revenue Service successfully challenged this position, and the debt securities were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than the stated interest rate on the debt securities and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a debt security. U.S. holders are urged to consult their tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange or Other Taxable Disposition of the Debt Securities. Unless a nonrecognition provision applies, U.S. holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of gain or loss equals the difference between (i) the amount the U.S. holder receives for the debt security in cash or other property, valued at fair market value, less any amount thereof that is attributable to accrued but unpaid interest on the debt security and (ii) the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s initial tax basis in a debt security generally will equal the price the U.S. holder paid for the debt security.

Gain or loss generally will be long-term capital gain or loss if at the time the debt security is disposed of it has been held for more than one year. Otherwise, it will be a short-term capital gain or loss.

Payments attributable to accrued interest that have not yet been included in income will be taxed as ordinary interest income. The maximum federal income tax rate on long-term capital gain on most capital assets held by an individual is currently 15%. The Federal income tax laws relating to this 15% tax rate are scheduled to “sunset” or revert to provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20%. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Backup withholding at the applicable statutory rate may apply when a U.S. holder receives interest payments on a debt security or proceeds upon the sale or other disposition of a debt security. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (i) fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number; (ii) furnish an incorrect TIN; (iii) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (iv) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding.

A U.S. holder of debt securities who provides us or our paying agent with an incorrect taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. If backup withholding does apply, the U.S. holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the U.S. holder’s United States federal income tax liability as long as the U.S. holder provides the required information to the Internal Revenue Service. U.S. holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

We will be required to furnish annually to the Internal Revenue Service and to U.S. holders of debt securities information relating to the amount of interest paid on the debt securities, and that information reporting may also apply to payments of proceeds from the sale of the debt securities to those holders. Some holders, including corporations, financial institutions and certain tax-exempt organizations, generally are not subject to information reporting.

Non-U.S. Holders of Our Debt Securities

This section applies to you if you are a non-U.S. holder of the debt securities. The term “non-U.S. holder” means a beneficial owner of a debt security that is not a U.S. holder.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest. Interest paid to a non-U.S. holder will not be subject to United States federal income taxes or withholding tax if the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, and the non-U.S. holder:

•	does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Internal Revenue Code;

•	is not a bank that received such debt securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

provides the appropriate certification as to the non-U.S. holder’s status. A non-U.S. holder can generally meet this certification requirement by providing a properly executed Internal Revenue Service Form W-8BEN or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If a non-U.S. holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with a United States trade or business, however, would not be subject to a 30% withholding tax so long as the non-U.S. holder provides us or our paying agent an adequate certification (currently on Internal Revenue Service Form W-8ECI), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if the payment of interest is effectively connected with a foreign corporation’s conduct of a United States trade or business, that foreign corporation may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, a non-U.S. holder must provide a properly executed Internal Revenue Service Form W-8BEN before the payment of interest and a non-U.S. holder may be required to obtain a United States taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale, Exchange or Other Taxable Disposition of Debt Securities. Non-U.S. holders generally will not be subject to United States federal income tax on any amount which constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, unless either of the following is true:

•	the non-U.S. holder’s investment in the debt securities is effectively connected with the conduct of a United States trade or business; or

•

the non-U.S. holder is a nonresident alien individual holding the debt security as a capital asset, is present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

For non-U.S. holders described in the first bullet point above, the net gain derived from the retirement or disposition of the debt securities generally would be subject to United States federal income tax at the rates applicable to United States persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation’s conduct of a United States trade or business. Non-U.S. holders described in the second bullet point above will be subject to a flat 30% United States federal income tax on the gain derived from the retirement or disposition of their debt securities, which may be offset by United States source capital losses, even though non-U.S. holders are not considered residents of the United States.

Backup Withholding and Information Reporting. No backup withholding or information reporting will generally be required with respect to interest paid to non-U.S. holders of debt securities if the beneficial owner of the debt security provides the certification described above in “Non-U.S. Holders of Our Debt Securities—Payments of Interest” or is an exempt recipient and, in each case, we do not have actual knowledge or reason to know that the beneficial owner is a United States person.

Information reporting requirements and backup withholding tax generally will not apply to any payments of the proceeds of the sale of a debt security effected outside the United States by a foreign office or a foreign broker (as defined in applicable Treasury Regulations). However, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption, information reporting but not backup withholding will apply to any payment of the proceeds of the sale of a debt security effected outside the United States by such a broker if it:

•	is a United States person, as defined in the Internal Revenue Code;

•	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•	is a controlled foreign corporation for United States federal income tax purposes; or

•

is a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by United States persons or is engaged in the conduct of a United States trade or business.

Payment of the proceeds of any sale by a non-U.S. holder of a debt security effected by the United States office of a broker will be subject to information reporting and backup withholding requirements, unless the holder or beneficial owner of the debt security provides the certification described above in “Non-U.S. Holders of Our Debt Securities—Payments of Interest” or otherwise establishes an exemption from back-up withholding.

Non-U.S. holder of debt securities should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payments to a non-U.S. holder under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder’s federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters for public offering and sale by them and may also sell securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

The distribution of the securities may be effected from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed,

•	market prices prevailing at the time of sale,

•	prices related to such prevailing market prices, or

•	negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

Underwriters may sell securities to or through dealers and they may pay the dealers compensation in the form of discounts, concessions or commissions. Any purchasers may also pay the dealers commissions. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. Unless we provide otherwise in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We will identify any underwriter, dealer or agent involved in the offer and sale of securities and set forth any compensation that we paid to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

To facilitate an offering of a series of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we have sold to them. In such circumstances, such persons would cover the over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if securities that they sold are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, San Francisco, California. Certain legal matters relating to Maryland law will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.

EXPERTS

The consolidated financial statements of BRE Properties, Inc. appearing in BRE Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedules appearing therein), and BRE Properties, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.